UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☑                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

DIADEXUS, INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

349 Oyster Point Boulevard

South San Francisco, CA 94080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 17, 2012

NOTICE HEREBY IS GIVEN that the 2012 Annual Meeting of Stockholders of diaDexus, Inc. will be held at 349 Oyster Point Boulevard, South San Francisco, CA 94080, on Thursday, May 17, 2012, at 1:00 p.m., local time, for the following purposes:

1.	Electing the six director nominees named in the attached Proxy Statement;

2.	Approving the 2012 Equity Incentive Award Plan (the “2012 Plan”) and the reservation of an aggregate of 3,000,000 shares of Common Stock for issuance pursuant to the 2012 Plan;

3.	Ratifying the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012; and

4.	Such other business as properly may come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors is not aware of any other business to be presented to a vote of the stockholders at the Annual Meeting. Information relating to the above matters is set forth in the attached Proxy Statement. Stockholders of record at the close of business on April 2, 2012 are entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. This Notice of Annual Meeting of Stockholders, Proxy Statement and proxy card are being sent to stockholders beginning on or about April 12, 2012.

It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting in person. You may vote in person at the Annual Meeting or by completing and mailing a proxy card. Returning your proxy card will ensure your shares are represented at the Annual Meeting. If you do attend the Annual Meeting, you may, of course, withdraw your proxy should you wish to vote in person. Please read the enclosed information carefully before voting.

By Order of the Board of Directors.

/s/ Brian E. Ward

Brian E. Ward

President & Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for

the Stockholder Meeting To Be Held on May 17, 2012:

The Proxy Statement, form of proxy card and our Annual Report on Form 10-K for the year ended December 31, 2011 are available at http://investors.diadexus.com/annuals.cfm.

PLEASE CAREFULLY READ THE ATTACHED PROXY STATEMENT. EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, EXECUTE, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

Page
GENERAL INFORMATION ABOUT THE ANNUAL MEETING	1
GENERAL INFORMATION ABOUT VOTING	1
Record Date	1
Quorum and Revocability of Proxies	1
Broker Voting	2
Required Vote	3
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	4
PROPOSAL 1 — ELECTION OF DIRECTORS	7
Nominees	7
Director Independence	7
Board Leadership Structure	7
Directors	8
Executive Officers	10
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS	12
The Board’s Role in Risk Oversight	12
The Audit Committee	12
The Compensation Committee	13
The Nominating and Corporate Governance Committee	13
Nomination of Directors	13
Director Criteria and Diversity	14
Communications with the Board of Directors	14
Code of Conduct	15
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS	16
Summary Compensation Table	16
Narrative to Summary Compensation Table	17
Outstanding Equity Awards at 2011 Fiscal Year End	21
Director Compensation	22
Narrative to Director Compensation Table	22
Equity Compensation Plan Information	23
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	24
Related Party Transactions	24
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	24
PROPOSAL 2 — APPROVAL OF THE 2012 EQUITY INCENTIVE AWARD PLAN AND THE RESERVATION OF AN AGGREGATE OF 3,000,000 SHARES OF COMMON STOCK FOR ISSUANCE PURSUANT TO SUCH PLAN	25
PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	35
AUDIT COMMITTEE REPORT	37
STOCKHOLDER PROPOSALS FOR 2013 ANNUAL MEETING	38
AVAILABILITY OF ANNUAL REPORT ON FORM 10-K	38
DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS	38
OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING	39
APPENDIX A: 2012 EQUITY INCENTIVE AWARD PLAN	A-1

DIADEXUS, INC.

349 Oyster Point Boulevard

South San Francisco, CA 94080

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 17, 2012

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

We are furnishing this Proxy Statement to our stockholders in connection with the solicitation of proxies by our Board of Directors to be voted at the 2012 Annual Meeting of Stockholders and at any adjournment or postponement thereof. The Annual Meeting will be held at 349 Oyster Point Boulevard, South San Francisco, CA 94080, on Thursday, May 17, 2012, at 1:00 p.m., local time.

On July 28, 2010, VaxGen, Inc., a Delaware corporation, closed a merger transaction (the “Merger”) with diaDexus, Inc., a privately held Delaware corporation (“Old diaDexus”). On November 1, 2010, VaxGen, Inc., the surviving entity of the merger, changed its name to diaDexus, Inc. pursuant to a merger effected under Section 253 of the Delaware General Corporation Law. When used in this Proxy Statement, the terms the “Company,” “we,” “us,” “our” and “diaDexus” refer to the renamed diaDexus, Inc. (formerly known as VaxGen, Inc.). “Old diaDexus” refers to the former diaDexus, Inc., a privately held Delaware corporation, that existed prior to the Merger.

In accordance with Securities and Exchange Commission (“SEC”) rules, we have enclosed with this Proxy Statement our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which was filed on March 15, 2012, and we will also provide copies of such documents to brokers, dealers, banks, voting trustees and other nominees for the benefit of their beneficial owners of record. Pursuant to SEC rules, the Company is also providing access to its proxy materials over the Internet at http://investors.diadexus.com/annuals.cfm.

The date on which this Proxy Statement and form of proxy card are first being sent or given to stockholders is on or about April 12, 2012.

GENERAL INFORMATION ABOUT VOTING

Record Date

Only holders of record of our Common Stock as of the close of business on the record date, April 2, 2012, will be entitled to notice of, and to vote at, the Annual Meeting or at any adjournment or postponement thereof. A list of such holders will be open to the examination of any stockholder for any purpose germane to the meeting at diaDexus, Inc., 349 Oyster Point Boulevard., South San Francisco, CA 94080 for a period of ten days prior to the Annual Meeting. The list of stockholders will also be available for such examination at the Annual Meeting. As of April 2, 2012, 53,067,045 shares of our common stock, par value $0.01 per share (the “Common Stock”), were outstanding.

Quorum and Revocability of Proxies

Each share of our Common Stock entitles the holder of record thereof to one vote. No other securities are entitled to be voted at the Annual Meeting. Each stockholder may vote in person or by proxy on all matters that properly come before the Annual Meeting and any adjournment or postponement thereof. The presence, in person or by proxy, of stockholders entitled to vote a majority of the shares of Common Stock outstanding on the record date will constitute a quorum for purposes of voting at the Annual Meeting. Properly executed proxies marked “ABSTAIN” or “WITHHOLD AUTHORITY,” as well as broker non-votes (as long as there is a “discretionary” item on the ballot) will be counted as “present” for purposes of determining the existence of a quorum. If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

Our Board of Directors (the “Board”) is soliciting your proxy in connection with the Annual Meeting and any postponement or adjournment thereof. If the enclosed proxy card is executed and returned, the shares represented by it will be voted as directed on all matters properly coming before the Annual Meeting for a vote. For Proposal 1, you may vote “FOR” or you may elect to “WITHHOLD AUTHORITY.” For Proposals 2 and 3, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Returning your completed proxy card will not prevent you from voting in person at the Annual Meeting should you be present and desire to do so. You may revoke your proxy by (a) delivering to the Secretary of the Company at or before the Annual Meeting a written notice of revocation bearing a later date than the proxy, (b) duly executing a subsequent proxy relating to the same shares of Common Stock and delivering it to the Secretary of the Company at or before the Annual Meeting or (c) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered at or prior to the Annual Meeting to: diaDexus, Inc., 349 Oyster Point Boulevard, South San Francisco, CA 94080, Attn: Jean-Frédéric Viret. Beneficial owners of our Common Stock who are not holders of record and wish to revoke their proxy should contact their bank, brokerage firm or other custodian, nominee or fiduciary to inquire about how to revoke their proxy.

Where specific choices are not indicated on a valid proxy, the shares represented by such proxies will be voted: (1) FOR ALL the nominees for director named in this Proxy Statement; (2) FOR the approval of the 2012 Plan and the reservation of an aggregate of 3,000,000 shares of Common Stock for issuance pursuant to the 2012 Plan; (3) FOR the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012; and (4) in accordance with the best judgment of the persons named in the enclosed proxy, or their substitutes, for any other matters that properly come before the Annual Meeting.

The Company will bear all expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement. In addition to solicitation by use of the mail, proxies may be solicited by telephone, facsimile or personally by our directors, officers and employees, who will receive no extra compensation for their services. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy soliciting materials to beneficial owners of shares of Common Stock.

Broker Voting

Brokers holding shares of record in “street name” for a client have the discretionary authority to vote on some matters if they do not receive instructions from the client regarding how the client wants the shares voted at least ten days before the date of the Annual Meeting. When a broker does not have discretion to vote on a particular matter and the client has not given timely instructions on how the broker should vote, a broker non-vote results. Any broker non-vote will be counted as present at the Annual Meeting for purposes of determining a quorum.

Brokers do not have discretion to vote in the election of directors (Proposal 1) or with respect to the proposal to approve the 2012 Plan and the reservation of an aggregate of 3,000,000 shares of Common Stock for issuance pursuant to the 2012 Plan (Proposal 2). As a result, if your shares are held by your broker in “street name” and you do not provide your broker with instructions about how your shares should be voted, your shares will not be voted on Proposal 1 or Proposal 2. Please instruct your broker how to vote on these proposals. The proposal to ratify the appointment of our independent registered public accounting firm (Proposal 3) is considered to be a “discretionary” matter on which brokers will be permitted to vote, in their discretion, on behalf of clients who have not furnished voting instructions at least ten days before the date of the Annual Meeting.

Required Vote

Proposal 1

In voting with regard to the proposal to elect directors (Proposal 1), you may vote for all nominees, withhold your vote as to all nominees or vote in favor of or withhold your vote as to specific nominees. The vote required to approve Proposal 1 is governed by Delaware law and our Amended and Restated Bylaws and is a plurality of the votes cast by the holders of shares represented and entitled to vote at the Annual Meeting, provided a quorum is present. Neither withheld votes nor broker non-votes will have any effect on the election of directors.

Proposals 2 and 3

In voting with regard to the proposal to approve the 2012 Plan and the reservation of an aggregate of 3,000,000 shares of Common Stock for issuance pursuant to the 2012 Plan (Proposal 2) and the proposal to ratify the audit committee’s appointment of the independent registered public accounting firm (Proposal 3), you may vote for the proposal, vote against the proposal or abstain from voting. The vote required to approve the proposal is governed by Delaware law and our Amended and Restated Bylaws and is the affirmative vote of the holders of a majority of the shares represented and entitled to vote on the proposal at the Annual Meeting, provided a quorum is present. An abstention will have the same effect as a vote against these proposals. Brokers do not have discretionary authority to vote on Proposal 2. Shares represented by broker non-votes in connection with Proposal 2 are not considered to be entitled to vote on the proposal; therefore, broker non-votes will not be counted for any purpose as to the outcome on Proposal 2. Because brokers have discretionary authority to vote on Proposal 3, we do not expect any broker non-votes in connection with Proposal 3.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of our Common Stock as of April 2, 2012 for:

•	each person known to us to be the beneficial owner of more than 5% of our outstanding shares of Common Stock;

•	each of our named executive officers;

•	each of our directors; and

•	all directors and executive officers as a group.

Information with respect to beneficial ownership has been furnished by each director, executive officer or beneficial owner of more than 5% of our Common Stock. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting and investment power with respect to the securities. Except as otherwise provided by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The number of shares of Common Stock used to calculate the percentage ownership of each listed person includes the shares of Common Stock underlying options or warrants held by such persons that are currently exercisable or exercisable within 60 days of April 2, 2012, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Percentage of beneficial ownership is based on 53,067,045 shares of Common Stock outstanding as of April 2, 2012.

Unless otherwise indicated, the address of each individual listed below is c/o diaDexus, Inc., 349 Oyster Point Boulevard, South San Francisco, CA 94080.

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner	Common Stock	Options Exercisable Within 60 Days	Number of Shares Beneficially Owned	Percentage Beneficially Owned
5% Stockholders:
Felix J. Baker & Julian C. Baker (1) 667 Madison Avenue New York, NY 10021	7,128,866		7,128,866	13.43%

Persons and entities affiliated with Burrill Life Sciences Capital Fund, L.P. (2) One Embarcadero Center, Suite 2700 San Francisco, CA 94111	5,519,427		5,519,427	10.40%

Leap Tide Capital Management, Inc. & Jan Loeb (3) 10451 Mill Run Circle, Suite 400 Owings Mills, MD 21117	5,083,174		5,083,174	9.58%

Nantahala Capital Management, LLC (4) 100 First Stamford Place, 2nd Floor Stamford, CT 06902	5,054,225		5,054,225	9.52%

Persons and entities affiliated with BAVP, LP (5) 950 Tower Lane, Suite 700 Foster City, CA 94404	3,872,851		3,872,851	7.30%

GlaxoSmithKline plc (6) 980 Great West Road Brentford, Middlesex TW8 9GS England	3,663,507		3,663,507	6.90%

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner	Common Stock	Options Exercisable Within 60 Days	Number of Shares Beneficially Owned	Percentage Beneficially Owned
Directors and Named Executive Officers:
Bernard M. Alfano (7)	124,298		124,298	*
Karen Drexler		96,666	96,666	*
Andrew Galligan		96,666	96,666	*
James P. Panek	19,178	215,833	235,011	*
Charles W. Patrick		115,000	115,000	*
Patrick Plewman (8)	444,627	1,917,125	2,361,752	4.30%
Lori F. Rafield, Ph.D.		172,500	172,500	*
R. Michael Richey				*
Brian E. Ward, Ph.D.		165,833	165,833	*
Robert L. Wolfert, Ph.D. (9)	166,734	438,421	605,155	1.13%
Emi Zychlinsky, Ph.D.		160,000	160,000	*
All directors and current executive officers as a group (9 persons)	19,178	1,022,498	1,041,676	1.93%

*	Represents beneficial ownership of less than one percent of the outstanding shares of Common Stock.
(1)

Based upon a Schedule 13G filed with the SEC on February 14, 2012 by Felix J. Baker and Julian C. Baker. Felix J. Baker and Julian C. Baker may be deemed to have beneficial ownership of the 2,306,025 shares of Common Stock held by 667, L.P., the 4,567,055 shares of Common Stock held by Baker Brothers Life Sciences, L.P., the 140,525 shares of Common Stock held by 14159, L.P., and the 115,261 shares of Common Stock held by FBB Associates, in each case by virtue of their ownership of entities that have the power to control the investment decisions of the listed entities. Felix J. Baker and Julian C. Baker each disclaim beneficial ownership of the securities reported except to the extent of their pecuniary interest, if any, therein.

(2)

Based upon a Schedule 13G/A filed with the SEC on February 18, 2011 by Burrill Life Sciences Capital Fund, L.P. (“BLSCF”), Burrill Indiana Life Sciences Capital Fund, L.P. (“BILSCF”), Burrill & Company (Life Sciences GP), LLC (“BLSGP”), Burrill & Company (Indiana GP), LLC (“BIGP”), Burrill & Company LLC and G. Steven Burrill. BLSCF holds 5,279,442 shares of Common Stock and BILSCF holds 239,985 shares of Common Stock, and the two entities are operated as a single investor with a sharing of investments based on the capital commitments of the partnership. BLSGP and BIGP are the general partners of BLSCF and BILSCF, respectively. G. Steven Burrill is the owner of Burrill & Company LLC, which is the owner of BLSGP and BIGP, and ultimately holds the power to vote and dispose of the equity interests of both BLSCF and BILSCF. BLSCF, BILSCF, BLSGP, BIGP, Burrill & Company LLC and G. Steven Burrill share beneficial ownership of the 5,519,427 shares of Common Stock held by BLSCF and BILSCF.

(3)

Based upon a Schedule 13G/A filed with the SEC on March 25, 2011 by Leap Tide Capital Management, Inc. and Jan Loeb. Jan Loeb is the President and a member of the Board of Directors of Leap Tide Capital Management, Inc.

(4)	Based upon a Schedule 13G/A filed with the SEC on February 14, 2012 by Nantahala Capital Management, LLC.
(5)

Based upon a Schedule 13D filed with the SEC on August 11, 2010 by BAVP, LP, Scale Venture Management I, LLC, Louis C. Bock, Kate Mitchell, Rory O’Driscoll and Mark Brooks. Scale Venture Management I, LLC is the general partner of BAVP, L.P. and Louis C. Bock, Kate Mitchell, Rory O’Driscoll and Mark Brooks are managing members of Scale Venture Management I, LLC. As a consequence of their shared voting and dispositive power, they may each be deemed to have beneficial ownership of the 3,872,851 shares of Common Stock held by BAVP, LP. Louis C. Bock, Kate Mitchell, Rory O’Driscoll and Mark Brooks disclaim beneficial ownership with respect to these shares except to the extent of their pecuniary interest therein.

(6)	Based upon a Schedule 13G filed with the SEC on August 11, 2010 by GlaxoSmithKline plc. The shares of Common Stock are held by GlaxoSmithKline LLC, a wholly owned subsidiary of GlaxoSmithKline plc.

(7)

Mr. Alfano served as the Company’s Chief Commercial Officer until October 1, 2011. He is a “named executive officer” under the rules of the SEC for purposes of this Proxy Statement, though he is no longer employed by the Company.

(8)

Mr. Plewman served as the Company’s President and Chief Executive Officer until July 1, 2011. He is a “named executive officer” under the rules of the SEC for purposes of this Proxy Statement, but he is no longer employed by the Company.

(9)

Dr. Wolfert served as the Company’s Chief Scientific Officer until October 1, 2011. He is a “named executive officer” under the rules of the SEC for purposes of this Proxy Statement, but he is no longer employed by the Company.

PROPOSAL 1—ELECTION OF DIRECTORS

Nominees

Our Board currently consists of six members: Karen Drexler, Andrew Galligan, James P. Panek, Charles W. Patrick, Lori F. Rafield and Brian E. Ward. The Board has nominated each of the current members for election as directors at the 2012 Annual Meeting. If elected as a director at the Annual Meeting, each of the nominees will serve and hold office until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified.

Each of the nominees has consented to be named in this Proxy Statement and to serve as a director if elected. If any of the nominees should be unavailable to serve for any reason (which is not anticipated), the Board may designate a substitute nominee or nominees, allow the vacancies to remain open until a suitable candidate or candidates are located, or by resolution provide for a lesser number of directors or fill the position.

The Board unanimously recommends that the stockholders vote “FOR ALL” on Proposal No. 1 to elect Karen Drexler, Andrew Galligan, James P. Panek, Charles W. Patrick, Lori F. Rafield and Brian E. Ward as directors to serve and hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified.

Director Independence

The Board uses the definition of independence from the listing standards of The NASDAQ Stock Market to assess independence of our directors, although the Company’s Common Stock is not listed on NASDAQ. The NASDAQ independence criteria include various objective standards and a subjective test. A member of the Board is not considered independent under the objective standards if, for example, he or she has been employed by the Company at any time during the past three years or he or she has accepted any compensation from the Company in excess of $120,000 during any period of twelve consecutive months within the past three years. For example, Dr. Ward is not independent because he is currently employed by the Company, Mr. Panek is not independent because he was employed by the Company for periods in 2010 and 2011, and Dr. Rafield is not independent because she earned over $120,000 as a consultant to the Company over a period of 12 months in 2009 and 2010. The subjective test requires that each independent director not have a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and the subjective test is made in the context of the objective standards. In making its independence determinations, the Board generally considers commercial, financial services, charitable, and other transactions and other relationships between the Company and each director and his or her family members and affiliated entities. Based on its review, the Board has determined that each of the Company’s directors, except for Dr. Ward, Mr. Panek and Dr. Rafield, are independent as defined by NASDAQ Stock Market listing standards. Mr. Bock, who served as a director until July 14, 2011, was also determined to be independent. Mr. Plewman, who served as a director until July 1, 2011, was determined by the Board not to be independent as defined by NASDAQ Stock Market listing standards due to his employment with the Company as its President and Chief Executive Officer from July 28, 2010 to July 1, 2011.

Board Leadership Structure

The Company separates the roles of Chief Executive Officer (“CEO”) and Chairman of the Board in recognition of the differences between the two roles. The CEO is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company, while the Chairman of the Board provides guidance to the CEO and sets the agenda for Board meetings and presides over meetings of the full Board. The Board believes separating the roles of Chief Executive Officer and Chairman of the Board is in the best interests of the stockholders and the Company because it provides the appropriate balance between strategy development and oversight and accountability of management. However, no single leadership model is appropriate for all companies and at all times. The Board recognizes that depending on the circumstances, other leadership models might be appropriate. The Company’s Amended and Restated Bylaws allow for the Chief Executive Officer and Chairman of the Board positions to be held by the same individual. Accordingly, the Board plans to periodically review its leadership structure.

Directors

Set forth below is certain biographical information as of April 2, 2012 regarding our nominees for director (all of whom are current directors).

Name	Age	Title
Karen Drexler (2)	52	Director (Nominee for Director)
Andrew Galligan (1)	55	Director (Nominee for Director)
James P. Panek (1)	58	Director (Nominee for Director)
Charles W. Patrick (1)(3)	57	Director (Nominee for Director)
Lori Rafield (2)(3)	57	Chairman of the Board of Directors (Nominee for Director)
Brian Ward	59	Director, Chief Executive Officer & President (Nominee for Director)

(1)	Member of the audit committee
(2)	Member of the compensation committee
(3)	Member of the nominating and corporate governance committee

Karen Drexler. Karen Drexler has served as a director of the Company since November 2010. Since February 2010, Ms. Drexler has served as President and a director of Medivoce, Inc., a private company focused on patient instructional materials. Ms. Drexler has also been an advisor to nVision, a privately held medical device and diagnostics company, since January 2011, and an advisor to CVAC Systems, Inc., a privately held producer of a health and wellness device, since May 2007. Since February 2011, Ms. Drexler has served as Chairman of the board of directors of Hygieia, Inc., a private company developing technology to improve the management of diabetes. Since June 2008, Ms. Drexler has been Chairman of the board of directors of Cellscape Corp., a privately owned prenatal diagnostics company that Ms. Drexler co-founded. From February 2004 to May 2011, she served as a director and as a strategy consultant for OrSense Ltd., a private company focused on noninvasive patient monitoring. From April 2006 to July 2010, Ms. Drexler served as a consultant to Palo Alto Research Center, where she provided strategic guidance on partnering with healthcare-related businesses. Ms. Drexler was also formerly the President and Chief Executive Officer of Amira Medical Inc., a private company focused on minimally invasive glucose monitoring technology, from 1996 until it was sold to Roche Holding AG in 2001. Ms. Drexler holds a B.S.E. in Chemical Engineering from Princeton University and an M.B.A. from Stanford University Graduate School of Business.

Ms. Drexler has been chosen to serve on the Board due to her entrepreneurial experience and her background in strategic planning for companies in the medical diagnostics and medical device industries.

Andrew Galligan. Andrew Galligan has served as a director of the Company since November 2010. Since June 2010, Mr. Galligan has served as the Vice President Finance and Chief Financial Officer for Nevro Corp., a privately owned medical device company. From 2009 to 2010, he served as the Vice President Finance and Chief Financial Officer for Ooma, Inc., a privately owned consumer electronics manufacturer and voice-over-IP service provider. From 2007 to 2008, he served as the Vice President Finance and Chief Financial Officer for Reliant Technologies, Inc. a privately owned medical device company. From 2003 to 2007, he served as the Vice President Finance and Chief Financial Officer of Metrika, Inc., a privately owned medical diagnostics company. Mr. Galligan has over 30 years of experience in financial reporting and accounting, at both public and private companies. Mr. Galligan holds an Honors Business Studies Degree from Trinity College at Dublin University and is a Fellow of the Institute of Chartered Accountants in Ireland.

Mr. Galligan has been chosen to serve on the Board due to his extensive experience with financial strategy, accounting and financial reporting at private and public companies, many of which are in the life sciences industry.

James P. Panek. James P. Panek has served as a director of the Company since January 2007, and served as the Company’s Interim President and Chief Executive Officer from July 2011 to September 2011. He also served as the President of the Company from January 2007 to July 2010, Principal Financial Officer from May 2008 to July 2010, Chief Executive Officer from January 2007 to January 2009, Executive Vice President from September 2006 to December 2006 and Senior Vice President, Manufacturing Operations from February 2002 to August 2006. From 2002 to 2006, Mr. Panek also served as the Co-Chief Executive Officer and Chairman of Celltrion, Inc., where Mr. Panek was responsible for all technical matters of the Korean joint venture established to develop manufacturing capability for the large-scale production of human biopharmaceutical products. From 1982 to 2001, Mr. Panek served in various capacities with Genentech, including Senior Vice President, Product Operations, and Vice President, Manufacturing, Engineering and Facilities, where he led the development of the world’s largest biotechnology manufacturing facility and was responsible for all operations involved in supplying products for preclinical, clinical, and commercial use. Mr. Panek led the development of manufacturing facilities that enabled FDA approval and launch of recombinant products to treat pediatric growth hormone deficiency, non-Hodgkin’s lymphoma and breast cancer. Prior to joining Genentech, Mr. Panek spent six years with Eli Lilly in a variety of engineering and development positions. Mr. Panek received a B.S. and an M.S. in Chemical Engineering from the University of Michigan.

Mr. Panek has been chosen to serve on the Board due to his extensive experience in operations, engineering, manufacturing and product development.

Charles W. Patrick. Charles W. Patrick has served as a director of the Company since the consummation of the Merger on July 28, 2010, and prior to that time served as a director of Old diaDexus beginning in February 2007. Since 2000, Mr. Patrick has served as Principal of Patrick Consulting, a management consulting firm that helps diagnostic and technology companies develop sales, marketing and distribution strategies. Since 2002, Mr. Patrick has also been the President and co-owner of ADS Golf, Inc., a golf equipment supplier. From 1990 to 2000, Mr. Patrick served as Vice President of Sales and Marketing for Biosite Diagnostics, Inc. (“Biosite”), a medical diagnostics company. Prior to his time at Biosite, Mr. Patrick served as World Wide Group Marketing Manager and held several other sales and marketing positions for the Diagnostics Division of Abbott Laboratories, Inc. Since January 2006, Mr. Patrick has served as a member of the board of directors for OraSure Technologies, Inc., a public medical device and medical diagnostics company, where he is currently a member of the audit committee and the nominating and corporate governance committee. Mr. Patrick received a B.A. in Communications/Journalism from the University of Central Florida in 1976.

Mr. Patrick has been chosen to serve on the Board due to his medical diagnostics industry experience and experience in sales, marketing and distribution. In addition, his service on the board of directors of another public company, OraSure Technologies, Inc., provides us with an important perspective on corporate governance matters.

Lori F. Rafield, Ph.D. Lori Rafield has served as a director of the Company since May 2008 and as Chairman of the Board since July 2010. Since 2006, Dr. Rafield has been the Chief Executive Officer and owner of LFR Advisors, Inc., a consulting company, where she has served as a consultant to both the biotechnology and medical device industries, working with entrepreneurs to create and finance companies with both institutional and strategic partners. From 1998 to 2005, Dr. Rafield was Managing Director at Apax Partners (formerly Patricof & Co. Ventures), where she was the head of healthcare and responsible for developing a diversified healthcare investment strategy for a $250 million healthcare portfolio within a $1 billion fund. While at Apax Partners, she was predominantly focused on the creation of therapeutic product companies from pharmaceutical assets and resources which led to investments in Zymogenetics (Novo Nordisk), Affymax (GSK) and Aerovance (Bayer). From 1995 to 1997, she was an investment Principal at Robertson Stephens Early Stage Venture Fund and an Affiliate at Institutional Venture Partners from 1991 to 1995. Dr. Rafield held scientific research and management positions at Somatix Therapy Corp. from 1989 to 1991 and at Integrated Genetics, Inc. from 1986 to 1989, where she directed molecular biology efforts in the development and expression of recombinant proteins. Dr. Rafield received a B.S. from Penn State and a Ph.D. in Microbiology from the University of Virginia Medical School, and was a Postdoctoral Fellow at Harvard Medical School.

Dr. Rafield has been chosen to serve on the Board because of her entrepreneurial and finance experience, her research and management experience at Somatix Therapy Corp. and Integrated Genetics, Inc., and her experience as a consultant in the biotechnology and device industries.

Brian E. Ward, Ph.D. Brian Ward has served as President and Chief Executive Officer of the Company since September 2011 and a director since May 2011. Dr. Ward also served as the Company’s interim Chief Operating Officer from July 2011 to September 2011. Dr. Ward served as a senior advisor to On-Q-ity Inc., a private oncology diagnostics company, from March 2011 to September 2011, and served as its Chief Operating Officer from September 2010 until March 2011. Prior to that, Dr. Ward served as On-Q-ity’s Executive Vice President from May 2008, in which capacity he had primary responsibility for the research and development process. Since March 2008, Dr. Ward has also served as President of Advantage Genomics LLC, a private company that provides strategic and tactical consulting services to biotechnology organizations, with particular emphasis on personalized medicine diagnostics. From February 2007 to February 2008, Dr. Ward served as Senior Vice President, Development at Genomic Health, Inc., a public company focused on genomic-based oncology diagnostics, in which capacity he was responsible for the overall management of all product development activities. From 1996 to 2006, Dr. Ward served in various capacities at Myriad Genetics, Inc., a public molecular diagnostic company, most recently as its Senior Vice President, Medical Genetic Services from October 2005 to September 2006 and as its Senior Vice President, Operations from January 2002 to October 2005. Dr. Ward received a B.S. in Zoology from the University of Wisconsin and an M.S. in Human Genetics and a Ph.D. in Biochemistry, Biophysics, Genetics from the University of Colorado Health Sciences Center.

Dr. Ward has been chosen to serve on the Board because of his extensive operational and research and development experience in the medical diagnostics industry.

Executive Officers

The following is certain biographical information as of April 2, 2012 for our executive officers not discussed above:

Name	Age	Title
R. Michael Richey	59	Chief Business Officer
Jean-Frédéric Viret	46	Chief Financial Officer
Emi Zychlinsky	56	Executive Vice President and Chief Technical Officer

R. Michael Richey. R. Michael Richey has served as the Company’s Chief Business Officer since October 2011. From 2005 to March 2011, Mr. Richey served as Chief Business Officer and President of Tethys Biocience, Inc., a privately held medical diagnostics company, where he was responsible for medical and regulatory affairs, product development, and laboratory and commercial operations. Since 2003, Mr. Richey has also served as principal of Halteres Associates, LLC, a private consulting firm with whom he provides consulting services to biotechnology, genomics and diagnostics companies with respect to their research and development, licensing, business and marketing strategies. Prior to that time, Mr. Richey served as Vice President of Chiron Diagnostics from 1990 to 1998 where he was responsible for developing and executing the commercial strategy for the global sales and marketing for the HIV and HCV viral load products. Mr. Richey received a B.S. in Laboratory Technology from the University of Oklahoma in Norman.

Jean-Frédéric Viret, Ph.D. Jean-Frédéric Viret has served as the Company’s Chief Financial Officer since February 2012. Previously, Dr. Viret was Chief Financial Officer at XDx, Inc., a privately held molecular diagnostics company, from December 2009 to January 2012. From March 2009 to December 2009, Dr. Viret served as the President of JV Consulting, a private consulting firm that provided accounting, public company compliance and other financial consulting services to technology companies. Prior to that time, Dr. Viret served in various capacities at Anesiva, Inc. (previously known as Corgentech Inc.), a public biopharmaceutical company, most recently as a finance consultant from February 2009 to May 2009. Dr. Viret served as Anesiva’s Vice President and Chief Financial Officer from April 2008 to February 2009 and as its Vice President, Finance

from August 2006 to February 2008. Dr. Viret received a B.S. in Engineering from the Institut National Polytechnique de Lorraine, an M.B.A. from Cornell University and a Ph.D. in Molecular Biology from Université Louis Pasteur (Strasbourg I).

Emi Zychlinsky, Ph.D. Emi Zychlinsky has served as the Company’s Chief Technical Officer since January 2011. From 1993 to 1998 and again from 1999 to January 2011, Dr. Zychlinsky served in various capacities at Hitachi Chemical Diagnostics, Inc. (formerly MAST Immunosystems, Inc.), a medical diagnostics company, where she most recently held the position of Vice President Operations, in which she was responsible for research and development, process engineering, manufacturing, procurement, materials, quality control and regulatory. Prior to becoming Vice President of Operations in May 2009, Dr. Zychlinsky served as its Vice President of Research and Development, Regulatory Affairs and Management Representative from 2005 to 2009 and as Director Research and Development from 1997 to 1998 and then again from 1999 to 2005. From 1998 to 1999, she served as Director Technical Development at NAXCOR, a private medical diagnostics company. Dr. Zychlinsky also served as a regulatory consultant for several medical device companies from 2005 to 2008. Dr. Zychlinsky holds a B.A. in Chemistry, Bacteriology and Parasitology from the Escuela Nacional de Ciencia Biologicas and a Ph.D. in Medical Microbiology from Stanford University, where she was also a postdoctoral scholar.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board conducts its business through meetings of the full Board and through committees of the Board, consisting of an audit committee, a compensation committee and a nominating and corporate governance committee. In addition to the standing committees, the Board from time to time establishes special purpose committees.

During the fiscal year ended December 31, 2011, the Company’s Board of Directors held 13 meetings, the audit committee held 5 meetings, the compensation committee held 4 meetings and the nominating and corporate governance committee held no meetings. No director attended less than 75% of the aggregate of the total number board meetings held during such director’s term and the total number of meetings of the committees on which such director served during such director’s term. All directors attended the 2011 Annual Meeting of Stockholders.

The Board’s Role in Risk Oversight

The Board is actively involved in the oversight of risks that could affect the Company, including operational, financial, liquidity, legal and regulatory, strategic and reputational risks. This oversight is conducted partially through committees of the Board (as further described below), but the full Board has retained responsibility for general oversight of risks. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. Management is responsible for establishing the Company’s business strategy, identifying and assessing the related risks and establishing appropriate risk management practices. The Board reviews with management the Company’s business strategy and management’s assessment of the related risk, and discusses with management the appropriate level of risk and risk management practices for the Company.

The Audit Committee

The audit committee’s charter is posted on our website at http://www.diadexus.com under the headings “Investors — Corporate Governance — Audit Committee Charter.” Our audit committee oversees our corporate accounting and financial reporting process. Among other matters, the audit committee evaluates the independent auditors’ qualifications, independence and performance; determines the engagement of the independent auditors; reviews and approves the scope of the annual audit and the audit fee; discusses with management and the independent auditors the results of the annual audit and the review of our quarterly consolidated financial statements; approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Company’s engagement team as required by law; reviews our critical accounting policies and estimates; and annually reviews the audit committee charter and the committee’s performance. In addition, in accordance with the charter, the audit committee discusses with management the Company’s policies with respect to risk assessment and risk management, significant financial and operational risk exposures and the actions management has taken to limit, monitor or control such exposures.

The members of the audit committee are Andrew Galligan (chair), James P. Panek and Charles W. Patrick. Other than Mr. Panek, each of the members of the committee has been determined by the Board to be independent as defined by NASDAQ Stock Market listing standards. Mr. Panek is not independent as defined by NASDAQ Stock Market listing standards because he has been employed by the Company within the past three years, serving as its President until the Merger on July 28, 2010 and serving as interim President and Chief Executive Officer from July 1, 2011 to September 26, 2011. The Board has also determined that Mr. Galligan is an “audit committee financial expert,” as defined under Item 407(d) of Regulation S-K.

The Compensation Committee

The compensation committee’s charter is posted on our website at http://www.diadexus.com under the headings “Investors — Corporate Governance — Compensation Committee Charter.” Our compensation committee reviews and recommends policies relating to compensation and benefits of our officers and employees. The compensation committee reviews and approves corporate goals and objectives relevant to compensation of our CEO and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and sets the compensation of these officers based on such evaluations. The CEO participates in compensation committee meetings and provides input on the amount and form of executive officer compensation, except with respect to his own compensation. In 2011, the compensation committee directly engaged Mary Ann Rafferty, a compensation consultant, to provide the compensation committee advice regarding our compensation programs for our executive officers. Ms. Rafferty was retained by the compensation committee directly and does not provide any other services to the Company. The compensation committee also administers the issuance of stock options and other awards under our stock plans. The compensation committee reviews the relationship between the Company’s compensation, risk management policies and practices and corporate strategy. The committee also reviews, with management, whether the Company’s compensation policies encourage unnecessary or excessive risk taking, and evaluates whether the financial incentives and risks relating to such policies are appropriate. The compensation committee reviews and evaluates, at least annually, the performance of the compensation committee and its members, including compliance of the compensation committee with its charter.

The members of the compensation committee are Karen Drexler (chair) and Lori F. Rafield. Each member of the compensation committee is an “outside” director as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and a “non-employee” director within the meaning of Rule 16b-3 under the Exchange Act. The Board has determined that Ms. Drexler is independent as defined by NASDAQ Stock Market listing requirements, but that Dr. Rafield is not.

The Nominating and Corporate Governance Committee

On May 12, 2011, our Board created a nominating and corporate governance committee and adopted a charter that sets forth the responsibilities of the committee. The nominating and corporate governance committee’s charter is posted on our website at http://www.diadexus.com under the headings “Investors — Corporate Governance — Nominating and Corporate Governance Committee.” The nominating and corporate governance committee is responsible for making recommendations regarding candidates for directorships and the size and composition of our Board. In addition, the nominating and corporate governance committee is responsible for making recommendations concerning governance matters.

The members of the nominating and corporate governance committee are Charles W. Patrick (chair) and Lori F. Rafield. The Board has determined that Mr. Patrick is independent as defined by NASDAQ Stock Market listing requirements, but that Dr. Rafield is not.

Nomination of Directors

Nominations of persons for election to the Board may be made only by the Board or by the Company’s stockholders who comply with the timing, informational and other requirements of our Amended and Restated Bylaws. For a stockholder to make any nomination of a person or persons for election to the Board at an annual meeting, the stockholder must provide notice to the Company, which notice must be delivered to, or mailed and received at, the Company’s principal executive offices not less than 90 days and not more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the stockholder’s notice must be delivered, or mailed and received, not later than 90 days prior to the date of the annual meeting or, if later, the 10th day following the date on which public disclosure of the date of such annual meeting is made. In order to nominate a person for election to the Board at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling the special meeting), a stockholder’s notice must be delivered to, or mailed and received at, the Company’s principal executive offices not earlier than the 120th day prior to such special meeting and not later than the 90th day prior to such special meeting or, if later, the 10th day following the day on which public disclosure of the date of such special meeting was first made. Further updates and supplements to such notice may be required at the times and in the form set forth under our Amended and Restated Bylaws. As set forth in our Amended and Restated Bylaws, submissions must include the name and address of the proposed nominee and the nominating person, information regarding the proposed nominee that is required to be disclosed in a proxy statement or other filings in a contested election pursuant to Section 14(a) under the Exchange Act, information regarding the proposed nominee’s and the nominating person’s indirect and direct interests in shares of the Company’s Common Stock, information regarding the relationships between the proposed nominee and the nominating person (and such nominating person’s affiliates and those with whom the nominating person is acting in concert), and a completed and signed questionnaire, representation and agreement of the proposed nominee. Our Amended and Restated Bylaws also specify further requirements as to the form and content of a stockholder’s notice. We recommend that any stockholder wishing to make a nomination for director review a copy of our Amended and Restated Bylaws, which are available, without charge, from our Chief Financial Officer at diaDexus, Inc., 349 Oyster Point Boulevard, South San Francisco, CA 94080.

Director Criteria and Diversity

In recommending candidates for election to the Board, the nominating and corporate governance committee may consider the following criteria, among others the nominating and corporate governance committee shall deem appropriate: personal and professional integrity, ethics and values; experience in corporate management, operations or finance; experience relevant to the Company’s industry; experience as a board member or executive officer of another publicly held company; relevant academic expertise; practical and mature business judgment; and promotion of a diversity of business or career experience relevant to the success of the Company. The nominating and corporate governance committee does not have a formal policy with respect to diversity. The committee evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

The nominating and corporate governance committee will consider director candidates recommended by stockholders in accordance with the director nomination procedure summarized above and detailed in our Amended and Restated Bylaws. Any candidate recommended by a stockholder will be evaluated in the same manner as any candidate identified by a Board member. The Company has not received any recommendations from stockholders for the 2012 Annual Meeting.

Communications with the Board of Directors

Stockholders may contact an individual director or the Board as a group, or a specified Board committee or group, including the non-employee directors as a group, by the following means:

Mail:	Attn: Board of Directors

diaDexus, Inc.

349 Oyster Point Boulevard

South San Francisco, CA 94080

Each communication should specify the applicable addressee or addressees to be contacted as well as the general topic of the communication. We will initially receive and process communications before forwarding them to the addressee. We also may refer communications to other departments within the Company. We generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests the Company’s general information.

Code of Conduct

Our Code of Conduct, which applies to all of our officers, directors and employees, and which complies with the requirements for a “code of ethics” under Item 406 of Regulation S-K, is posted on our website at http://www.diadexus.com under the headings “Investors — Corporate Governance — Code of Conduct.” We will post any amendments to our Code of Conduct on our website, and we intend to disclose any waiver from any provision of our Code of Conduct granted to any director or executive officer on our website, also under the headings “Investors — Corporate Governance — Code of Conduct.”

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table

The total compensation paid to the Company’s Principal Executive Officer and its highest compensated executive officers other than the Principal Executive Officer (the “NEOs”), respectively, for services rendered in 2011 and 2010, as applicable, is summarized as follows:

Name and Principal Position (1)	Year	Salary ($)		Bonus (2) ($)	Stock Awards ($)	Option Awards (3) ($)		Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Brian E. Ward	2011	$194,063	(4)	$47,500	$—	$292,446		$—	$—		$534,009
President and Chief Executive Officer

Michael Richey	2011	81,250		12,188	—	201,027		—	—		294,465
Chief Business Officer

Emi Zychlinsky	2011	268,830		41,250	—	114,357		—	—		424,437
Chief Technical Officer

Patrick Plewman	2011	190,000		—	—	77,451		—	221,407	(5)	488,858
Former President and Chief Executive Officer	2010	162,718		—	133,388	334,538		95,000	65,490		791,134

James P. Panek	2011	113,772	(6)	—	—	33,150	(10)	—	32,486	(7)	179,408
Former President and Interim Chief Executive Officer	2010	162,500		—	—	10,470		—	303,711		476,681

Bernard M. Alfano	2011	241,231		36,000	—	14,625		—	128,000	(8)	419,856
Former Executive Vice President and Chief Commercial Officer	2010	136,506		—	37,289	103,108		78,125	—		355,028

Robert Wolfert	2011	241,231		—	—	11,298		—	172,308	(9)	424,837
Former Executive Vice President and Chief Scientific Officer	2010	137,025		—	50,020	137,709		32,000	24,559		381,313

(1)

Messrs. Plewman, Alfano and Wolfert terminated employment with the Company as of July 1, 2011, October 1, 2011 and October 1, 2011, respectively. Mr. Panek served as the Company’s President and Interim Chief Executive Officer from July 1, 2011 through September 26, 2011. Dr. Ward served as the Company’s Interim Chief Operating Officer from July 1, 2011 through September 26, 2011 and was appointed as the Company’s President and Chief Executive Officer effective as of September 26, 2011. Mr. Richey was appointed as the Company’s Chief Business Officer effective as of October 1, 2011. Dr. Zychlinsky commenced employment as Chief Technical Officer on January 10, 2011.

(2)	Constitute discretionary bonuses paid based upon performance in Fiscal Year 2011.
(3)

For option awards, the aggregate grant date fair value is computed in accordance with FASB ASC Topic 718. The assumptions we used for calculating the grant date fair values are set forth in Note 11 to the Consolidated Financial Statements presented in our Annual Report on Form 10-K for the fiscal years ended December 31 2011. Mr. Plewman’s vested options remain exercisable until January 1, 2013 and as a result of the extension of this exercise period, $77,451 is included in the amount reported that constitutes incremental fair value. Mr. Wolfert’s unvested options continue to vest until April 1, 2012 and as a result of this vesting continuance, $5,036 is included in the amount reported that constitute incremental fair value. Mr. Wolfert’s vested options remain exercisable until April 1, 2013 and as a result of the extension of this exercise period, $6,262 is included in the amount reported that constitute incremental fair value.

(4)

Amount represents $190,000 in salary earned as interim Chief Operating Officer from July 1, 2011 to September 25, 2011 and as President and Chief Executive Officer from September 26, 2011 to December 31, 2011, and $4,063 in fees earned as director of the Company.

(5)

Amount represents Mr. Plewman’s severance payment of $190,000 and accrued vacation payout of $31,407 under the Transition and Separation agreement, effective July 7, 2011, by and between the Company and Mr. Plewman.

(6)	Amount represents $89,397 in salary earned from July 1, 2011 to September 26, 2011 as interim President and Chief Executive Officer and $24,375 in fees earned as director of the Company.
(7)

Amount represents payments of $30,000 made in connection with a Consulting agreement, effective September 22, 2011, by and between the Company and Mr. Panek and an accrued vacation payout of $2,486 paid to Mr. Panek in connection with the termination of Mr. Panek’s employment as interim President and Chief Executive Officer effective September 26, 2011.

(8)	Amount represents Mr. Alfano’s severance payment of $91,077 and accrued vacation payout of $36,923 under the Separation agreement, effective October 8, 2011, by and between the Company and Mr. Alfano.
(9)

Amount represents Dr. Wolfert’s severance payment of $78,769, consulting fees of $48,000 and accrued vacation payout of $45,539 under the Transition and Separation agreement, effective September 22, 2011, by and between the Company and Dr. Wolfert.

(10)

Amount represents the grant date fair value of option grants made to Mr. Panek in connection with his service as interim President, Chief Executive Officer and as a director; see footnote 3 for additional detail.

Narrative to Summary Compensation Table

Terms and Conditions of Offer Letter for Brian Ward

On September 22, 2011, the Board appointed Brian E. Ward, Ph.D., a director and the Company’s interim Chief Operating Officer, as the Company’s President and Chief Executive Officer, effective September 26, 2011. In connection with his appointment as President and Chief Executive Officer, Dr. Ward resigned as a member of the Compensation Committee of the Board, but he remained on the Board as a director. The Company has entered into an offer letter agreement with Dr. Ward (the “Ward Offer Letter”) providing for an annual base salary of $380,000 and an annual target bonus of up to 50% of such base salary upon achievement of specific goals and objectives to be established by the Board or the Compensation Committee of the Board. The Board also granted Dr. Ward an option to purchase 1,530,000 shares of the Company’s Common Stock, at an exercise price per share equal to the closing trading price of a share of the Company’s Common Stock on September 26, 2011 subject to the terms and conditions of a stock option agreement to be entered into between Dr. Ward and the Company (the “Ward Stock Option Agreement”). The option award will vest as to 255,000 shares on July 1, 2012, with the remaining shares vesting ratably on a monthly basis over a period of 36 months thereafter, such that the option will be fully vested and exercisable on July 1, 2015, the fourth anniversary of Dr. Ward’s commencement of employment with the Company.

Prior to the effective date of the Ward Offer Letter, the Board appointed director Dr. Ward to serve as interim Chief Operating Officer effective July 1, 2011. Pursuant to an Executive Employment Agreement entered into between Dr. Ward and the Company (the “Ward Employment Agreement”), pursuant to which Dr. Ward served as Interim Chief Operating Officer for the period commencing on July 1, 2011 and end on the earlier to occur of (i) the Company’s appointment of a permanent Chief Operating Officer, (ii) Dr. Ward’s resignation or (iii) the termination of Dr. Ward’s employment with the Company. During the time Dr. Ward served as Interim Chief Operating Officer until he was hired effective September 26, 2011 as President and Chief Executive Officer of the Company, Dr. Ward was provided with an annual base salary of $380,000 and an annual target bonus of up to 50% of such base salary upon achievement of specific goals and objectives to be established by the Board or the Compensation Committee of the Board. The Board also granted Dr. Ward an option to purchase 170,000 shares of the Company’s Common Stock, at an exercise price per share equal to the closing trading price of a share of the Company’s Common Stock on the date of grant subject to the terms and conditions of a stock option agreement to be entered into between Dr. Ward and the Company (the “Ward COO Stock Option

Agreement”). The option award will vest as to 1/12 of the shares on each monthly anniversary of July 1, 2011, subject to Dr. Ward continuing to provide services to the Company through each such vesting date. The Ward Employment Agreement terminated when Dr. Ward was appointed as President and Chief Executive Officer of the Company and the Ward Offer Letter became effective.

Terms and Conditions of Offer Letter for Michael Richey

On September 20, 2011, the Board appointed R. Michael Richey as the Company’s Chief Business Officer, effective September 26, 2011. The Company has entered into an offer letter agreement with Mr. Richey (the “Richey Offer Letter”) providing for an annual base salary of $325,000 and an annual target bonus of up to 35% of such base salary upon achievement of specific goals and objectives to be established by the Board or the Compensation Committee of the Board. The Board also granted Mr. Richey an option to purchase 1,130,000 shares of the Company’s Common Stock, at an exercise price per share equal to the closing trading price of a share of the Company’s Common Stock on September 26, 2011 subject to the terms and conditions of a stock option agreement to be entered into between Mr. Richey and the Company (the “Richey Stock Option Agreement”). The option award will vest as to 282,500 shares on October 1, 2012, with the remaining shares vesting ratably on a monthly basis over a period of 36 months thereafter, such that the option will be fully vested and exercisable on October 1, 2015, the fourth anniversary of Mr. Richey’s commencement of employment with the Company.

Terms and Conditions of Employment Agreement for Emi Zychlinsky

The Company entered into an Employment Agreement with Emilia Zychlinsky Bulaevsky, its Chief Technical Officer, effective as of January 10, 2011 (the “Zychlinsky Agreement”).

The Company’s Board has set the base salary for Dr. Zychlinsky at $275,000. Dr. Zychlinsky is also eligible to earn an annual target bonus of up to 35% of such base salary based upon achievement of specified performance criteria to be established by the Board or the Compensation Committee of the Board. Ms. Zychlinsky’s base salary and annual bonus are subject to review annually for possible increases in light of her performance and competitive data. Dr. Zychlinsky is also eligible to receive stock option grants and other equity awards as are approved by the Board. Under the Zychlinsky Agreement, if Dr. Zychlinsky is terminated without cause or she is constructively terminated and she signs and does not revoke a standard form of release of claims, she will be entitled to the following severance:

•	Payment of an amount equal to six months of her base salary less applicable withholding;

•

Payment of group health, dental and vision plan continuation coverage premiums and, if applicable, covered dependents, for the lesser of six months from the termination of service or the date upon which she and her covered dependents are covered by similar plans by Dr. Zychlinsky’s new employer; and

•

If Dr. Zychlinsky experiences such termination within 12 months following a change in control, all outstanding options for Common Stock will become vested and exercisable and any restrictions on unvested shares of Common Stock held by Dr. Zychlinsky will lapse with respect to that number of shares which would have become vested if Dr. Zychlinsky had remained in continuous service for an additional six months.

If Dr. Zychlinsky dies or becomes permanently disabled during the term of the Zychlinsky Agreement, Dr. Zychlinsky will be treated as if she had been terminated without cause for the purpose of severance benefits.

Terms and Conditions of Change in Control and Severance Agreement for Brian Ward

On September 22, 2011, in connection with Dr. Ward’s appointment as President and Chief Executive Officer of the Company, the Company entered into a Change in Control and Severance Agreement effective September 26, 2011 (the “Ward Change in Control and Severance Agreement”) with Dr. Ward, which provides that in the event of (a) a termination of Dr. Ward’s employment with the Company other than for cause or (b) Dr. Ward’s resignation for good reason, in either case, on or following the first anniversary of his commencing employment with the Company and he signs and does not revoke a standard form of release of claims, then Dr. Ward shall be entitled to receive severance in an amount equal to 12 months of base salary and up to 12 months of continued health coverage. If such termination or resignation occurs within one year following a change in control of the Company, Dr. Ward will also receive 12 months of accelerated vesting of his options to purchase shares of the Company’s Common Stock.

Terms and Conditions of Change in Control and Severance Agreement for Michael Richey

On September 23, 2011, in connection with Mr. Richey’s appointment as Chief Business Officer of the Company, the Company also entered into a Change in Control and Severance Agreement effective September 26, 2011 (the “Richey Change in Control and Severance Agreement”) with Mr. Richey, which provides that in the event of (a) a termination of Mr. Richey’s employment with the Company other than for cause or (b) Mr. Richey s resignation for good reason, in either case, on or following the first anniversary of his commencing employment with the Company and he signs and does not revoke a standard form of release of claims, then Mr. Richey shall be entitled to receive severance in an amount equal to 6 months of base salary and up to 6 months of continued health coverage. If such termination or resignation occurs within one year following a change in control of the Company, Mr. Richey will also receive 6 months of accelerated vesting of his options to purchase shares of the Company’s Common Stock.

Terms and Conditions of Employment Agreement for James P. Panek

In connection with Mr. Plewman’s resignation as President and Chief Executive Officer and director of the Company, the Board appointed director James. P. Panek to serve as interim President and Chief Executive Officer effective July 1, 2011. Pursuant to an Executive Employment Agreement entered into between Mr. Panek and the Company (the “Panek Employment Agreement”) Mr. Panek served as Interim Chief Executive Officer for the period commencing on July 1, 2011 and end on the earlier to occur of (i) the Company’s appointment of a permanent Chief Executive Officer, (ii) Mr. Panek’s resignation or (iii) the termination of Mr. Panek’s employment with the Company. During the time Mr. Panek served as Interim Chief Executive Officer until Dr. Ward was hired effective September 26, 2011, Mr. Panek continued to serve as a member of the Board. The Panek Employment Agreement provided for an annual base salary of $380,000 and an annual target bonus of up to 50% of such base salary upon achievement of specific goals and objectives to be established by the Board or the Compensation Committee of the Board. The Board also granted Mr. Panek an option to purchase 170,000 shares of the Company’s Common Stock, at an exercise price per share equal to the closing trading price of a share of the Company’s Common Stock on the date of grant subject to the terms and conditions of a stock option agreement to be entered into between Mr. Panek and the Company (the “Panek Stock Option Agreement”). The option award will vest as to 1/12 of the shares on each monthly anniversary of July 1, 2011, subject to Mr. Panek continuing to provide services to the Company through each such vesting date. The Panek Employment Agreement terminated when Dr. Ward was appointed as President and Chief Executive Officer of the Company.

Terms and Conditions of Transition and Separation Agreement for Patrick Plewman

Old diaDexus entered into an Amended and Restated Employment Agreement with Patrick Plewman, its former President and Chief Executive Officer, effective as of May 1, 2008 (the “Plewman Agreement”). Upon consummation of the Merger, the Company succeeded to all rights and obligations under the Plewman Agreement. Pursuant to the Plewman Agreement, the Company provided Mr. Plewman with, among other things, a base salary at $380,000, eligibility for an annual bonus based upon specified performance criteria, and eligibility to receive stock option grants and other equity awards as are approved by the Board. Under the Plewman Agreement, if Mr. Plewman is terminated without cause or he is constructively terminated and he signs and does not revoke a standard form of release of claims, Mr. Plewman will be entitled to the certain severance benefits.

Effective July 1, 2011, Mr. Plewman resigned from his position as the Company’s President and Chief Executive Officer. Pursuant to a Transition and Separation Agreement entered into between Mr. Plewman and the Company on June 29, 2011 (the “Plewman Separation Agreement”), Mr. Plewman has agreed to provide certain transition consulting services to the Company on a non-exclusive basis. Mr. Plewman received cash severance equal to $380,000 per year for a period of 18 months, subject to early termination on the first date on or after July 1, 2012 that Mr. Plewman is otherwise employed or engaged to provide services on a full-time basis. Upon the effectiveness of Mr. Plewman’s release of claims in favor of the Company, Mr. Plewman’s unvested stock options fully vested and became exercisable and such options shall remain exercisable until January 1, 2013 (or earlier if provided in the relevant option agreement). Mr. Plewman also received continued health coverage at the Company’s expense until the earlier of January 1, 2013 or the date Mr. Plewman becomes covered under another employer’s plans. The Company has also reimbursed Mr. Plewman for up to 12 months of outplacement services up to an aggregate of $30,000 and for certain relocation expenses, if any. The separation benefits set forth in the Plewman Separation Agreement supersede those in the Plewman Agreement.

Terms and Conditions of Transition and Separation Agreement for Bernard Alfano

Old diaDexus entered into an Amended and Restated Employment Agreement with Bernard Alfano, its former Executive Vice President and Chief Commercial Officer, effective as of May 1, 2008 (the “Alfano Agreement”). Upon consummation of the Merger, the Company succeeded to all rights and obligations under the Alfano Agreement. Pursuant to the Alfano Agreement, the Company provided Mr. Alfano with, among other things, a base salary at $320,000, eligibility for an annual bonus based upon specified performance criteria, and eligibility to receive stock option grants and other equity awards as are approved by the Board. Under the Alfano Agreement, if Mr. Alfano is terminated without cause or he is constructively terminated and he signs and does not revoke a standard form of release of claims, Mr. Alfano will be entitled to the certain severance benefits.

Effective as of October 1, 2011, Mr. Alfano resigned as the Company’s Executive Vice President and Chief Commercial Officer. Pursuant to a Transition and Separation Agreement entered into between Mr. Alfano and the Company on September 30, 2011 (the “Alfano Separation Agreement”), Mr. Alfano received cash severance equal to the continued payment of his base salary of $320,000 per year for a period of six months, subject to Mr. Alfano’s compliance with the terms of the Alfano Separation Agreement. Mr. Alfano’s vested options will remain exercisable until the earlier of the three month anniversary of the Mr. Alfano’s date of termination or the original expiration date of the option; as of the date of termination, all of Mr. Alfano’s unvested options were forfeited for no consideration. Mr. Alfano is entitled to continued health coverage at the Company’s expense until the earlier of April 1, 2012 or the date Mr. Alfano becomes covered under another employer’s similar plans. The separation benefits set forth in the Alfano Separation Agreement supersede those of the Alfano Agreement.

Terms and Conditions of Transition and Separation Agreement for Robert Wolfert

Old diaDexus entered into an Amended and Restated Employment Agreement with Robert Wolfert, its former Executive Vice President and Chief Scientific Officer, effective as of May 1, 2008 (the “Wolfert Agreement”). Upon consummation of the Merger, the Company succeeded to all rights and obligations under the Wolfert Agreement. Pursuant to the Wolfert Agreement, the Company provided Dr. Wolfert with, among other things, a base salary at $320,000, eligibility for an annual bonus based upon specified performance criteria, and eligibility to receive stock option grants and other equity awards as are approved by the Board. Under the Wolfert Agreement, if Dr. Wolfert is terminated without cause or he is constructively terminated and he signs and does not revoke a standard form of release of claims, Dr. Wolfert will be entitled to the certain severance benefits.

Effective as of October 1, 2011, Dr. Wolfert resigned as the Company’s Executive Vice President and Chief Scientific Officer. Pursuant to a Transition and Separation Agreement entered into between Dr. Wolfert and the Company on September 14, 2011 (the “Wolfert Separation Agreement”), Dr. Wolfert agreed to provide certain transition consulting services to the Company on a non-exclusive basis for a period of up to eight months ending on June 1, 2012 (the “Wolfert Consulting Period”). The Company pays consulting fees to Dr. Wolfert in the amount of $2,000 per day, provided that Dr. Wolfert performs services for more than two days in any week only with prior written approval. Dr. Wolfert received cash severance equal to the continued payment of his base salary of $320,000 per year for a period of six months, subject to Dr. Wolfert’s compliance with the terms of the Wolfert Separation Agreement. During the first six months of the Wolfert Consulting Period, Dr. Wolfert’s options will continue to vest and become exercisable in accordance with their original vesting schedules. Dr. Wolfert’s vested options will remain exercisable until the earlier of the tenth month anniversary of the end of the Wolfert Consulting Period or the original expiration date of the option. Dr. Wolfert is entitled to continued health coverage at the Company’s expense until the earlier of April 1, 2012 or the date Dr. Wolfert becomes covered under another employer’s similar plans. The separation benefits set forth in the Wolfert Separation Agreement supersede those the Wolfert Agreement.

Outstanding Equity Awards at 2011 Fiscal Year End

		Option Awards
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexerciseable (#) (1)		Option Exercise Price ($)		Option Expiration Date
Brian Ward	7/1/2011	25,000	35,000	(2)		$0.29	8/10/2021
		10,000	—			$0.29	8/10/2021
	7/1/2011	45,833	64,167	(3)		$0.29	8/10/2021
	7/1/2011	—	1,530,000	(4)		$0.25	9/26/2021

Michael Richey	10/1/2011	—	1,130,000			$0.26	10/1/2021

Emi Zychlinsky	1/10/2011 7/1/2011	— — 50,000	330,000 100,000 —		$ $ $	0.39 0.29 0.29	1/20/2021 8/10/2021 8/10/2021

Patrick Plewman		1,917,125	—			$0.26	1/1/2013

James P. Panek	7/1/2011 7/1/2011	60,000 25,000 45,833	— 35,000 64,167	(5) (6)	$ $ $	0.26 0.29 0.29	7/29/2020 8/10/2021 8/10/2021

Robert Wolfert	10/1/2011	372,658	416,503	(7)		$0.26	4/1/2013

Bernard M. Alfano		—	—			—	—

(1)

Except as otherwise noted, options vest as to 25% of the shares on the one year anniversary of the vesting commencement date (which is 10 years prior to the Option Expiration Date), with 1/36 of the remaining shares vesting ratable over 36 months thereafter, such that all options will be vested on the fourth year anniversary of the vesting commencement date.

(2)

Mr. Ward received the reported option grant for his service as a director. The stock options vest ratably on a monthly basis over a 12 month period following the vesting commencement date of July 1, 2011.

(3)

Mr. Ward received the reported option grant for his service as interim Chief Operating Officer. The stock option vest ratably on a monthly basis over a 12 month period following the vesting commencement date of July 1, 2011.

(4)	Mr. Ward received the reported option grant for his service as President and Chief Executive Officer with vesting commencement for this option is July 1, 2011.
(5)	Mr. Panek received the reported option grant for his service as a director. The stock options vest ratably on a monthly basis over a 12 month period following the vesting commencement date.

(6)

Mr. Panek received the reported option grant for his service as an interim President and Chief Executive Officer. The stock options vest ratably on a monthly basis over a 12 month period following the vesting commencement date of July 1, 2011.

(7)	1/19 of the remaining shares will vest monthly through April 1, 2012.

Director Compensation

The following table summarizes the total compensation earned in 2011 for the Company’s non-management directors. Mr. Plewman received no additional compensation for his service as a director. See the Summary Compensation Table and the notes thereto for information regarding Mr. Panek and Dr. Ward’s compensation for their respective service as directors.

Name	Fees Earned or Paid in Cash ($)	Option Awards (1) ($)	All Other Compensation ($)	Total ($)
Louis Bock (2)	16,250	—	—	16,250
Karen Drexler	40,313	7,800	—	48,113
Andrew Galligan	43,125	7,800	—	50,925
Charles W. Patrick	40,625	11,700	—	52,325
Lori F. Rafield	75,313	17,550	—	92,863

(1)

For option awards, the aggregate grant date fair value is computed in accordance with FASB ASC Topic 718. The assumptions we used for calculating the grant date fair values are set forth in Note 11 to the Consolidated Financial Statements presented in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011. Each of Ms. Drexler and Mr. Galligan held options to purchase 100,000 shares of our Common Stock as of December 31, 2011. Mr. Patrick held options to purchase 120,000 shares of our Common Stock as of December 31, 2011. Dr. Rafield held options to purchase 180,000 shares of our Common Stock as of December 31, 2011.

(2)

Mr. Bock served as a director until July 14, 2011. Mr. Bock’s board retainer fee was paid to BAVP, LP. Mr. Bock is a Managing Director of Scale Venture Management I, LLC, which is the General Partner of BAVP, LP, one of the Company’s stockholders.

Narrative to Director Compensation Table

Pursuant to the Company’s Non-Employee Director Cash Compensation Policy in effect until May 12, 2011, (i) each of the Company’s non-employee directors (other than the Chairman of the Board) received an annual retainer fee of $25,000, (ii) the Chairman of the Board received an annual retainer fee of $40,000, (iii) each member of the audit committee (other than the committee’s chair) received an annual retainer fee of $7,500, (iv) the chair of the audit committee received an annual retainer fee of $15,000, (v) each member of the compensation committee (other than the committee’s chair) received an annual retainer fee of $5,000 and (vi) the chair of the compensation committee received an annual retainer fee of $7,500. These amounts were prorated for the portion of the year served prior to May 12, 2011.

On May 12, 2011, the Board revised the Non-Employee Director Cash Compensation Policy effective as of that date. Under the revised policy, each of the Company’s non-employee directors (other than the Chairman of the Board) receives an annual retainer fee of $25,000, and the Chairman of the Board receives an annual retainer fee of $50,000. In addition, each member of the audit committee and each member of the compensation committee (other than the applicable committee’s chair) receives an annual retainer fee of $7,500, and the chair of the audit committee and the chair of the compensation committee will each receive an annual retainer fee of $20,000. Each member of the nominating and corporate governance committee (than the committee’s chair) receives an annual retainer fee of $4,000, and the chair of the nominating and corporate governance committee receives an annual retainer fee of $10,000. In addition to the annual retainer fees, the directors receive meeting attendance fees as follows: For each Board meeting attended beyond six meetings in a given fiscal year, a director receives $1,500 for attending in person and $750 for attending telephonically. For each committee meeting attended beyond eight meetings of the audit committee, eight meetings of the compensation committee or four meetings of the nominating committee, as applicable, in a given fiscal year, a director receives $1,000 for attending in person and $500 for attending telephonically.

On August 10, 2011, the Board granted options to the Company’s non-employee directors such that the Chairman of the Board (Dr. Rafield) received an option grant to purchase 90,000 shares of Common Stock and each of the other non-employee directors received an option grant to purchase up to 60,000 shares of Common Stock, pro-rated for the number of months each director served on the Board since July 2010, such that Mr. Patrick received a grant to purchase 60,000 shares of Common Stock, Mr. Galligan received a grant to purchase 40,000 shares of Common Stock and Ms. Drexler received a grant to purchase 40,000 shares of Common Stock. The options were granted at an exercise price of $0.29 per share and vest ratably in equal monthly installments over the 12 month period following the date of grant.

Equity Compensation Plan Information

The following table sets forth the number and weighted-average exercise price of securities to be issued upon exercise of outstanding options, warrants and rights, and the number of securities remaining available for future issuance, under all of our equity compensation plans, at December 31, 2011:

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (A)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))
Equity compensation plans approved by stockholders (1):	6,497,589	$0.52	1,756,807
Equity compensation plans not approved by stockholders (2):	2,690,000	$0.39	0

Total	9,187,589	$0.48	1,756,807

(1)	Includes the Amended and Restated 1996 Stock Option Plan and the Amended and Restated 1998 Director Stock Option Plan.
(2)

In October 2004, the Company granted stock options for 30,000 shares outside the approved plans to a new director with an exercise price of $12.27 per share. In September 2011, the Company granted stock options for 1,530,000 shares outside the approved plans to the Chief Executive Officer with an exercise price of $0.25 per share. In October 2011, the Company granted stock options for 1,130,000 shares outside the approved plans to the Chief Business Officer with an exercise price of $0.26 per share. All these options were granted without stockholder approval, but pursuant to NASDAQ Marketplace Rules then applicable to the Company, they were granted on terms that were substantially in accordance with the Company’s standard stock option terms. As of December 31, 2011, none of these stock options have been exercised or repurchased.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

Transactions with GlaxoSmithKline LLC

The Company is party to a collaboration and license agreement with GlaxoSmithKline LLC (formerly SmithKlineBeecham Corp.). GlaxoSmithKline LLC holds approximately 6.9% of our Common Stock as of April 2, 2012. Under the collaboration and license agreement, as amended, GlaxoSmithKline LLC has granted us exclusive rights to practice and commercialize certain diagnostic intellectual property, some of which relates to the Company’s current products. We are required to pay certain third parties, or to pay GlaxoSmithKline LLC for payment to such third parties, royalties on our sales of products based on or derived from the licensed intellectual property to the extent that GlaxoSmithKline LLC has royalty or other payment obligations to those third parties with respect to such intellectual property. GlaxoSmithKline LLC also has royalty and other payment obligations to the Company with respect to licenses that have been granted or may be granted by the Company to GlaxoSmithKline LLC in the future under the agreement. From January 1, 2011 through April 2, 2012, royalty payments by the Company to GlaxoSmithKline LLC, or to third parties to satisfy GlaxoSmithKline LLC’s obligations to such third parties, amounted to $464,000 and GlaxoSmithKline LLC made no royalty or other payments to the Company under the collaboration and license agreement.

GlaxoSmithKline LLC is also a customer of the Company’s products. From January 1, 2011 through April 2, 2012, revenue from sales to GlaxoSmithKline LLC amounted to approximately $681,000.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, and regulations of the SEC thereunder require our directors, officers and persons who own more than 10% of our Common Stock, as well as certain affiliates of such persons, to file initial reports of their ownership of our Common Stock and subsequent reports of changes in such ownership with the SEC. Directors, officers and persons owning more than 10% of our Common Stock are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such reports and amendments thereto received by us and written representations from these persons that no other reports were required, we believe that during the fiscal year ended December 31, 2011, all of our directors, officers and owners of more than 10% of our Common Stock complied with all applicable filing requirements.

PROPOSAL 2 — APPROVAL OF THE 2012 EQUITY INCENTIVE AWARD PLAN AND THE RESERVATION OF AN AGGREGATE OF 3,000,000 SHARES OF COMMON STOCK FOR ISSUANCE PURSUANT TO SUCH PLAN

The Company’s stockholders are being asked to approve the diaDexus, Inc. 2012 Equity Incentive Award Plan (the “2012 Plan”) and the reservation of an aggregate of 3,000,000 shares of Common Stock for issuance pursuant to the 2012 Plan. The 2012 Plan is intended to replace in its entirety the Company’s Amended and Restated 1996 Stock Option Plan (the “1996 Plan”), the Company’s Amended and Restated 1998 Director Stock Option Plan (the “1998 Plan”) and the non-plan option agreements entered into with each of Myron Levine, Michael Richey, Jean-Frédéric Viret and Brian Ward (collectively, with the 1996 Plan and the 1998 Plan, the “Prior Plans”). Upon stockholder approval of the 2012 Plan no new awards will be made under the Prior Plans. However, the shares of Common Stock that remain available for issuance under the Prior Plans as of March 31, 2012 will be added to the shares reserved for issuance under the 2012 Plan. In addition, shares of Common Stock subject to awards already granted under the Prior Plans as of March 31, 2012 that terminate expire or lapse will become available for issuance under the 2012 Plan. As of March 31, 2012 there were 1,685,492 shares of Common Stock remaining available for issuance under the Prior Plans and 10,318,904 shares of Common Stock subject to awards already granted under the Prior Plans. The Company does not expect that all of these awards will terminate, expire or lapse without such shares of Common Stock being issued. However in the event of the termination, expiration or lapse of all of such awards, the maximum number of shares of Common Stock that may become issuable under the 2012 Plan is 15,004,396. The Board has adopted, subject to stockholder approval, the 2012 Plan for the benefit of members of the Board, employees, and consultants.

For more information, please refer to Equity Compensation Plan Information as of December 31, 2011 on page 23 of this proxy statement.

The affirmative vote of a majority of the shares present at the Annual Meeting (in person or by proxy) and entitled to vote is required for the approval of the 2012 Plan. Should stockholder approval of this proposal not be obtained, then the 2012 Plan will not be implemented.

The Company’s Board of Directors unanimously recommends a vote “FOR” the approval of the 2012 Equity Incentive Award Plan and reservation of 3,000,000 shares of Common Stock for issuance thereunder.

The following summarizes the terms of the 2012 Plan, and the summary is qualified in its entirety by reference to the full text of the 2012 Plan, which is attached as Appendix A to this Proxy Statement.

General

The Board has adopted, subject to stockholder approval, the 2012 Plan for employees and consultants of the Company and its subsidiaries and members of the Board, or as applicable, members of the board of directors of a subsidiary (collectively, “Directors”). The 2012 Plan is intended to replace the Prior Plans, which as of March 31, 2012, have approximately 1,685,492 shares available for issuance. Upon approval of the 2012 Plan by Company stockholders pursuant to this Proposal 2, the 2012 Plan will become effective as of the date stockholder approval is obtained. If the 2012 Plan becomes effective, then the 1996 Plan and the 1998 Plan will be terminated as of the date the 2012 Plan became effective, provided, that any awards outstanding under the Prior Plans will remain outstanding pursuant to the terms of the Prior Plans.

The Board believes that the 2012 Plan will promote the success and enhance the value of the Company by continuing to link the individual interests of participants to those of the Company and its stockholders and by providing participants with an incentive for outstanding performance to generate superior returns to Company stockholders. The Board further believes that the 2012 Plan will provide flexibility to the Company in its ability to motivate, attract and retain the services of employees, consultants and Directors upon whose judgment, interest and special effort the successful operation of the Company is largely dependent.

The 2012 Plan provides for the grant of stock options (both incentive stock options and nonqualified stock options), restricted stock, stock appreciation rights (“SARs”), performance awards, stock payments, deferred stock, deferred stock units, restricted stock units, and performance-based awards to eligible participants. A summary of the principal provisions of the 2012 Plan is set forth below, and the summary is qualified in its entirety by reference to the full text of the 2012 Plan, which is attached as Appendix A to this Proxy Statement.

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally limits the deductibility of compensation paid to certain executive officers of a publicly-held corporation to $1.0 million in any taxable year of the corporation. Certain types of compensation, including “qualified performance-based compensation,” are exempt from this deduction limitation. In order to qualify for the exemption for qualified performance-based compensation, Section 162(m) of the Code generally requires that:

•	The compensation be paid solely upon account of the attainment of one or more pre-established objective performance goals;

•	The performance goals must be established by a compensation committee comprised of two or more “outside directors”;

•	The material terms of the performance goals must be disclosed to and approved by the stockholders; and

•	The compensation committee of “outside directors” must certify that the performance goals have indeed been met prior to payment.

Section 162(m) contains a special rule for stock options and SARs which provides that stock options and SARs will satisfy the qualified performance-based compensation exception if the awards are made by a qualifying compensation committee, the plan sets forth the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date. The 2012 Plan has been designed to permit a committee, which may be the Board or a committee appointed by the Board (collectively, for the purposes of this Proposal, the “Administrator”), to grant stock options, SARs and other awards which may qualify as qualified performance-based compensation under Section 162(m) of the Code.

Administration

The 2012 Plan will be administered by the compensation committee of the Board, or another committee or subcommittee of the Board, (the “Administrator”), except that with respect to awards granted to independent directors, the Board will administer the 2012 Plan. Unless otherwise determined by the Board, the Administrator will consist solely of two or more Board members who are “outside directors” for purposes of Section 162(m) of the Code and Non-Employee Directors (as defined in Rule 16b-3(b)(3) of the Exchange Act). The Board or the Administrator may delegate to a committee of one or more Board members or one or more Company officers the authority to grant or amend awards under the 2012 Plan to participants other than (i) senior Company executives who are subject to Section 16 of the Exchange Act, (ii) employees who are “covered employees” within the meaning of Section 162(m) of Code, and (iii) Company officers or Directors to whom the authority to grant or amend awards under the 2012 Plan has been delegated.

Unless otherwise determined by the Board, the Administrator will have the authority to administer the 2012 Plan, including the power to (i) designate participants under the 2012 Plan, (ii) determine the types of awards granted to participants under the 2012 Plan, the number of such awards, and the number of shares of Common Stock subject to such awards, (iii) determine and interpret the terms and conditions of any awards under the 2012 Plan, including the vesting schedule, exercise price, whether to settle, or accept the payment of any exercise price, in cash, Common Stock, other awards or other property, and whether an award may be cancelled, forfeited or surrendered, (iv) prescribe the form of each award agreement, and (v) adopt rules for the administration, interpretation and application of the 2012 Plan. The Administrator will not have the authority to accelerate the vesting or waive the forfeiture of any performance-based awards.

Eligibility

Persons eligible to participate in the 2012 Plan include all employees (including officers of the Company), directors and consultants of the Company and its subsidiaries, as determined by the Administrator. As of March 31, 2012, approximately 54 employees, no consultants and 5 non-employee directors were eligible to participate in the 2012 Plan.

Limitation on Awards and Shares Available

The aggregate number of shares of Common Stock that may be issued or transferred under the 2012 Plan is 3,000,000 plus that number of shares which, as of March 31, 2012, remain available for issuance under the Prior Plans or shares subject to awards already granted under the Prior Plans as of March 31, 2012 that terminate, expire or lapse will become available for issuance under the 2012 Plan. In addition, no more than 15,004,396 shares of Common Stock may be issued upon the exercise of incentive stock options. On the effective date of the 2012 Plan, the 1996 Plan and the 1998 Plan will be terminated, provided, that any awards outstanding under the Prior Plans will remain outstanding pursuant to its terms. The shares of Common Stock covered by the 2012 Plan may be authorized but unissued shares or shares purchased in the open market.

Generally, shares of Common Stock subject to an award under the 2012 Plan or Prior Plans that terminates, expires or lapses for any reason are made available for issuance again under the 2012 Plan. Shares of Common Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any award, shares of Common Stock that were subject to a stock-settled SAR that are not issued upon exercise of the SAR and shares of Common Stock purchase on the open market with the cash proceeds from the exercise of options will not be available for issuance again under the 2012 Plan. The payment of dividend equivalents in cash in conjunction with outstanding awards will not be counted against the shares available for issuance under the 2012 Plan.

The maximum number of shares of Common Stock that may be subject to one or more awards granted to any one participant pursuant to the 2012 Plan during any calendar year is 2,000,000 and the maximum amount that may be paid in cash during any calendar year with respect to any award to any one participant pursuant to the 2012 Plan during any calendar year is $3,000,000.

Awards

The 2012 Plan provides for grants of stock options (both incentive stock options and nonqualified stock options), restricted stock, SARs, performance awards, dividend equivalents, stock payments, deferred stock, deferred stock units, RSUs and performance-based awards. Each award must be evidenced by a written award agreement with terms and conditions consistent with the 2012 Plan. Upon the exercise or vesting of an award, the exercise or purchase price must be paid in full by: cash or check; tendering shares of Common Stock with a fair market value at the time of exercise or vesting equal to the aggregate exercise or purchase price of the award or the exercised portion thereof, if applicable; delivery of a written or electronic notice that the holder has placed a market sell order with a broker with respect to shares then issuable upon exercise or vesting of an award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required, provided that payment of such proceeds is then made to the Company upon settlement of such sale; or by tendering other property acceptable to the Administrator. Any withholding obligations may be satisfied in the Administrator’s sole discretion by allowing a holder to elect to have the Company withhold shares otherwise issuable under an award which are equal to the fair market value on the date of withholding or repurchase equal to aggregate amount of such liabilities.

No determination has been made as to the types or amounts of awards that will be granted to specific individuals pursuant to the 2012 Plan.

Stock Options. Stock options, including incentive stock options (as defined under Section 422 of the Code) and nonqualified stock options may be granted pursuant to the 2012 Plan. The exercise price of incentive stock options and nonqualified stock options granted pursuant to the 2012 Plan will not be less than 100% of the fair market value of the Common Stock on the date of grant, unless incentive stock options are granted to any individual who owns, as of the date of grant, stock possessing more than 10% of the total combined voting power of all classes of Company stock (the “Ten Percent Owner”), whereupon the exercise price of such incentive stock options will not be less than 110% of the fair market value of the Common Stock on the date of grant. Incentive stock options and nonqualified stock options may be exercised as determined by the Administrator, but in no event after (i) the fifth anniversary of the date of grant with respect to incentive stock options granted to a Ten Percent Owner, or (ii) the tenth anniversary of the date of grant with respect to incentive stock options granted to other employees and nonqualified stock options.

Restricted Stock. Restricted stock awards may be granted pursuant to the 2012 Plan. A restricted stock award is the grant of shares of Common Stock at a price determined by the Administrator (including zero), that is subject to transfer restrictions and may be subject to substantial risk of forfeiture until specific conditions are met. Conditions may be based on continuing employment or achieving performance goals. During the period of restriction, participants holding shares of restricted stock may have full voting rights with respect to such shares. The restrictions will lapse in accordance with a schedule or other conditions determined by the Administrator.

Stock Appreciation Rights. A SAR is the right to receive payment of an amount equal to (i) the excess of (A) the fair market value of a share of Common Stock on the date of exercise of the SAR over (B) the fair market value of a share of Common Stock on the date of grant of the SAR, multiplied by (ii) the aggregate number of shares of Common Stock subject to the SAR. Such payment will be in the form of cash, Common Stock or a combination of cash and Common Stock, as determined by the Administrator, and SARs settled in Common Stock will satisfy all of the restrictions imposed by the 2012 Plan upon stock option grants. The Administrator will determine the time or times at which a SAR may be exercised in whole or in part, provided that the term of any SAR will not exceed ten years.

Restricted Stock Units. RSUs may be granted pursuant to the 2012 Plan, typically without consideration from the participant. RSUs may be subject to vesting conditions including continued employment or achievement of performance criteria established by the Administrator. Like restricted stock, RSUs may not be sold or otherwise transferred or hypothecated until vesting conditions are removed or expire. Unlike restricted stock, the Common Stock underlying RSUs will not be issued until the RSUs have vested, and recipients of RSUs generally will have no voting rights prior to the time when vesting conditions are satisfied.

Performance Awards. Awards of performance awards, including performance stock units, are denominated in shares of Common Stock or unit equivalent of shares of Common Stock and/or units of value, including dollar value of shares of Common Stock, and may be linked to any one or more performance criteria determined appropriate by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Any participant selected by the Administrator may be granted a cash bonus payable upon the attainment of performance goals that are established by the administrator and relate to any one or more performance criteria determined appropriate by the Administrator on a specified date or dates or over any period or periods determined by the Administrator. Any performance award in the form of a cash bonus paid to a “covered employee” within the meaning of Section 162(m) of the Code may be a performance-based award as described below.

Dividend Equivalents. Dividend equivalents are rights to receive the equivalent value (in cash or Common Stock) of dividends paid on Common Stock. Dividend equivalents represent the value of the dividends per share of Common Stock paid by the Company, calculated with reference to the number of shares that are subject to any award held by the participant. Dividend equivalents are converted to cash or additional shares of Common Stock by such formula and at such time subject to such limitations as may be determined by the Administrator. Dividend equivalents cannot be granted with respect to options or SARs.

Stock Payments. Stock payments include payments in the form of Common Stock, options or other rights to purchase Common Stock made in lieu of all or any portion of the compensation that would otherwise be paid to the participant. The number of shares will be determined by the Administrator and may be based upon performance criteria determined appropriate by the Administrator, determined on the date such stock payment is made or on any date thereafter. Unless otherwise provided by the Administrator, a holder of a stock payment shall have no rights as a Company stockholder with respect to such stock payment until such time as the stock payment has vested and the shares underlying the Award have been issued to the Holder.

Deferred Stock. Deferred stock may be awarded to participants and may be linked to any performance criteria determined to be appropriate by the Administrator. Common Stock underlying a deferred stock award will not be issued until the deferred stock award has vested, pursuant to a vesting schedule or performance criteria set by the Administrator, and unless otherwise provided by the Administrator, recipients of deferred stock generally will have no rights as a stockholder with respect to such deferred stock until the time the vesting conditions are satisfied and the stock underlying the deferred stock award has been issued.

Deferred Stock Units. Awards of deferred stock units are denominated in unit equivalent of shares of Common Stock and/or units of value, including dollar value of shares of Common Stock, and vested, pursuant to a vesting schedule or performance criteria set by the Administrator. The Common Stock underlying deferred stock units will not be issued until the deferred stock units have vested, and recipients of deferred stock units generally will have no voting rights prior to the time when vesting conditions are satisfied.

Performance-Based Awards. The Administrator may grant awards to employees who are or may be “covered employees,” as defined in Section 162(m) of the Code, that are intended to be qualified performance-based compensation within the meaning of Section 162(m) of the Code in order to preserve the deductibility of these awards for federal income tax purposes. Participants are only entitled to receive payment for a performance-based award for any given performance period to the extent that pre-established performance goals set by the Administrator for the period are satisfied. With regard to a particular performance period, the Administrator will have the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period. In determining the actual size of an individual performance-based award for a performance period, the Administrator may reduce or eliminate (but not increase) the award. Generally, a participant will have to be employed by the Company or any qualifying subsidiaries on the date the performance-based award is paid to be eligible for a performance-based award for any period. Stock options and SARs granted under the 2012 Plan will generally satisfy the exception for qualified performance-based compensation since they will be made by a qualifying compensation committee, the plan sets forth the maximum number of shares of Common Stock which may be subject to awards granted to any one participant during any calendar year, and the per share exercise price of options and SARs must be at least equal to the fair market value of a share of Common Stock on the date of grant.

Pre-established performance goals for awards intended to be qualified performance-based compensation within the meaning of Section 162(m) of the Code must be based on one or more of the following performance criteria: net earnings (either before or after one or more of the following: interest, taxes, depreciation and amortization); gross or net sales or revenue; net income (either before or after taxes); adjusted net income; operating earnings or profit; cash flow (including, but not limited to, operating cash flow and free cash flow); return on assets; return on capital; return on stockholders’ equity; total stockholder return; return on sales; gross or net profit or operating margin; costs; funds from operations; expenses; working capital; earnings per share; adjusted earnings per share; price per share of Common Stock; regulatory body approval for commercialization of a product; implementation or completion of critical projects; market share; and economic value, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

Transferability of Awards. Awards cannot be assigned, transferred or otherwise disposed of by a participant other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved from time to time by the Administrator. The Administrator may provide in any award agreement that an award (other than an incentive stock option) may be transferred to certain persons or entities related to a participant in the 2012 Plan, including but not limited to members of the participant’s family, charitable institutions or trusts or other entities whose beneficiaries or beneficial owners are members of the participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly permitted by the Administrator. Such permitted assignees will be bound by and subject to such terms and conditions as determined by the Administrator.

Adjustments to Awards

If there is a stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends), that affects the shares of Common Stock (or other securities of the Company) or the stock price of Common Stock (or other securities), then the Administrator will make equitable adjustments to the number and type of securities subject to each outstanding award under the 2012 Plan, the exercise price or grant price of such outstanding award (if applicable), the terms and conditions of any outstanding awards (including any applicable performance targets or criteria). The Administrator can make other equitable adjustments it determines are appropriate to reflect such an event with respect to the aggregate number and kind of shares that may be issued under the 2012 Plan. The Company may refuse to permit the exercise of any award during a period of 30 days prior to the consummation of any such transaction.

If there is any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or other unusual or nonrecurring change affecting the shares of Common Stock or the stock price of the Common Stock (other than an event described in the preceding paragraph), the Administrator may, in its discretion:

•

provide for the termination of any award in exchange for an amount of cash (if any) and/or other property equal to the amount that would have been attained upon the exercise of such award or realization of the participant’s rights;

•

provide for the replacement of any award with other rights or property selected by the Administrator in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon exercise of such award or realization or the participant’s rights;

•	provide that any outstanding award cannot vest, be exercised or become payable after such event;

•	provide that awards may be exercisable, payable or fully vested as to shares of Common Stock covered thereby;

•

provide that any surviving corporation (or its parent or subsidiary) will assume awards outstanding under the 2012 Plan or will substitute similar awards for those outstanding under the 2012 Plan, with appropriate adjustment of the number and kind of shares and the prices of such awards; or

•

make adjustments (i) in the number and type of shares of Common Stock (or other securities or property) subject to outstanding awards or in the number and type of shares of restricted stock or deferred stock or (ii) to the terms and conditions of (including the grant or exercise price) and the criteria included in, outstanding rights, options and awards or future rights, options and awards.

If there is a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the shares of Common Stock (or other securities of the Company) or the stock price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding awards, then the Administrator will make equitable adjustments to the number and type of securities subject to each outstanding award under the 2012 Plan, and the exercise price or grant price of such outstanding award (if applicable). The Administrator can make other equitable adjustments it determines are appropriate to reflect such an event with respect to the aggregate number and kind of shares that may be issued under the 2012 Plan. The Company may refuse to permit the exercise of any award during a period of 30 days prior to the consummation of any such transaction.

Effect of a Change in Control

In the event of a change in control of the Company, if the successor corporation refuses to assume or substitute for an award, the Administrator may cause any or all of such Awards to become fully exercisable immediately prior to the consummation of such transaction and all forfeiture restrictions on any or all of such awards to lapse. The Administrator shall notify the participants of such awards for which vesting is accelerated that their awards shall be fully exercisable for a period of 15 days from the date of such notice, contingent upon the occurrence of the change in control.

Amendment and Termination

The Administrator, subject to approval of the Board, may terminate, amend or modify the 2012 Plan at any time; provided, however, that stockholder approval will be obtained (i) for any amendment to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule or (ii) to increase the number of shares of Common Stock available under the 2012 Plan,. The Administrator may amend any option or stock appreciation right to reduce the per share exercise price of the shares subject to the option and may grant other awards or a cash payment in exchange for, or in connection with, the cancellation or surrender of an option or stock appreciation right.

In no event may an award be granted pursuant to the 2012 Plan on or after the tenth anniversary of the date the 2012 Plan was adopted by the Board.

Federal Income Tax Consequences

The U.S. federal income tax consequences of the 2012 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2012 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or foreign tax consequences. Tax considerations may vary from locality to locality and depending on individual circumstances.

Section 409A of the Code. Certain types of awards under the 2012 Plan, including deferred stock and RSUs, may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties). To the extent applicable, the 2012 Plan and awards granted under the plan will be structured and interpreted to comply with, or be exempt from, Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A. To the extent determined necessary or appropriate by the Administrator, the 2012 Plan and applicable award agreements may be amended without award holder consent to exempt the applicable awards from Section 409A of the Code or to comply with Section 409A.

Non-Qualified Stock Options. For federal income tax purposes, if participants are granted non-qualified stock options under the 2012 Plan, participants generally will not have taxable income on the grant of the option, nor will we be entitled to any deduction. Generally, on exercise of non-qualified stock options, participants will recognize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of the Common Stock on the date of exercise. The basis that participants have in shares of Common Stock, for purposes of determining their gain or loss on subsequent disposition of such shares of Common Stock generally, will be the fair market value of the shares of Common Stock on the date the participants exercise their options. Any subsequent gain or loss will be generally taxable as capital gains or losses.

Incentive Stock Options. There is no taxable income to participants when participants are granted an incentive stock option or when that option is exercised. However, the amount by which the fair market value of the shares of Common Stock at the time of exercise exceeds the option price will be an “item of adjustment” for participants for purposes of the alternative minimum tax. Gain realized by participants on the sale of an incentive stock option is taxable at capital gains rates, and no tax deduction is available to the Company, unless participants dispose of the shares of Common Stock within (i) two years after the date of grant of the option or (ii) within one year of the date the shares of Common Stock were transferred to the participant. If the shares of Common Stock are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the option exercise price and the fair market value of the shares of Common Stock on the date of the option’s exercise (or the date of sale, if less) will be taxed at ordinary income rates, and the Company will be entitled to a deduction to the extent that participants must recognize ordinary income. If such a sale or disposition takes place in the year in which participants exercise their options, the income such participants recognize upon sale or disposition of the shares of Common Stock will not be considered income for alternative minimum tax purposes.

Incentive stock options exercised more than three months after a participant terminates employment, other than by reason of death or disability, will be taxed as a non-qualified stock option, and the participant will have been deemed to have received income on the exercise taxable at ordinary income rates. The Company will be entitled to a tax deduction equal to the ordinary income, if any, realized by the participant.

Restricted Stock. For federal income tax purposes, the grantee generally will not have taxable income on the grant of restricted stock, nor will the Company then be entitled to any deduction, unless the grantee makes a valid election under Section 83(b) of the Code. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the grantee generally will recognize ordinary income, and the Company will be entitled to a corresponding deduction, for an amount equal to the difference between the fair market value of the shares at the date such restrictions lapse over the purchase price for the restricted stock.

Stock Appreciation Rights. No taxable income is realized upon the receipt of a SAR, but upon exercise of the SAR, the fair market value of the shares of Common Stock received, determined on the date of exercise of the SAR, or the amount of cash received in lieu of shares, must be treated as compensation taxable as ordinary income to the grantee in the year of such exercise. The Company will be entitled to a deduction for compensation paid in the same amount which the grantee realized as ordinary income.

Performance Awards. The grantee generally will not realize taxable income at the time of the grant of the performance award, and the Company will not be entitled to a deduction at that time. When the award is paid, whether in cash or Common Stock, the grantee will have ordinary income, and the Company will be entitled to a corresponding deduction.

The grantee will generally recognize ordinary income at the time a performance cash-based bonus award is paid to the grantee. The Company will be entitled to a tax deduction equal to the ordinary income, if any, realized by the participant.

Dividend Equivalents. The grantee generally will not realize taxable income at the time of the grant of the dividend equivalents, and the Company will not be entitled to a deduction at that time. When a dividend equivalent is paid, the grantee will recognize ordinary income, and the Company will be entitled to a corresponding deduction.

Stock Payments. If the grantee receives a stock payment in lieu of a cash payment that would otherwise have been made, he or she generally will be taxed as if the cash payment has been received, and the Company will have a deduction in the same amount.

Deferred Stock. The grantee generally will not have taxable income upon the issuance of the deferred stock and the Company will not then be entitled to a deduction. However, when deferred stock vests and is issued to the grantee, he or she will realize ordinary income and the Company will be entitled to a deduction in an amount equal to the difference between the fair market value of the shares at the date of issuance over the purchase price, if any, for the deferred stock. Deferred stock may be subject to Section 409A of the Code, and the failure of any award of deferred stock that is subject to Section 409A to comply with Section 409A may result in taxable income to the grantee upon the grant or vesting of the award. Furthermore, an additional 20% penalty tax may be imposed pursuant to Section 409A of the Code, and certain interest penalties may apply.

Deferred Stock Units. The grantee generally will not realize taxable income at the time of the grant of the deferred stock units, and the Company will not be entitled to a deduction at that time. When the award is paid, whether in cash or Common Stock, the grantee will have ordinary income, and the Company will be entitled to a corresponding deduction. Deferred stock units may be subject to Section 409A of the Code, and the failure of any award of deferred stock units that is subject to Section 409A to comply with Section 409A may result in taxable income to the grantee upon the grant or vesting of the award. Furthermore, an additional 20% penalty tax may be imposed pursuant to Section 409A of the Code, and certain interest penalties may apply.

Restricted Stock Units. The grantee generally will not realize taxable income at the time of the grant of the RSUs, and the Company will not be entitled to a deduction at that time. When an award is paid, whether in cash or Common Stock, the grantee will have ordinary income, and the Company will be entitled to a corresponding deduction. RSUs may be subject to Section 409A of the Code, and the failure of any RSU that is subject to Section 409A to comply with Section 409A may result in taxable income to the grantee upon vesting (rather than at such time as the award is paid). Furthermore, an additional 20% penalty tax may be imposed under Section 409A of the Code, and certain interest penalties may apply.

Section 162(m) of the Code. As described above, in general, under Section 162(m) of the Code, income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits) for certain executive officers exceeds $1.0 million (less the amount of any “excess parachute payments” as defined in Section 280G of the Code) in any taxable year of the corporation. However, under Section 162(m) of the Code, the deduction limit does not apply to certain “qualified performance-based compensation.”

In order to qualify for the exemption for qualified performance-based compensation, Section 162(m) of the Code generally requires that:

•	The compensation be paid solely upon account of the attainment of one or more pre-established objective performance goals;

•	The performance goals must be established by a compensation committee comprised of two or more “outside directors;”

•	The material terms of the performance goals must be disclosed to and approved by the stockholders; and

•	The compensation committee of “outside directors” must certify that the performance goals have indeed been met prior to payment.

Pursuant to a special rule under Section 162(m), stock options and SARs will satisfy the “qualified performance-based compensation” exception if (i) the awards are made by a qualifying compensation committee, (ii) the plan sets the maximum number of shares that can be granted to any person within a specified period and (iii) the compensation is based solely on an increase in the stock price after the grant date. The 2012 Plan has been designed to permit the Administrator to grant stock options and SARs which will qualify as “qualified performance-based compensation.” In addition, performance-based awards are intended to qualify as “qualified performance-based compensation.”

New Plan Benefits

Awards under the 2012 Plan are subject to the discretion of the Administrator. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the 2012 Plan or the benefits that would have been received by such participants if the 2012 Plan had been in effect in the year ended December 31, 2011.

The Board unanimously recommends that the stockholders vote “FOR” Proposal 2 to approve the 2012 Equity Incentive Award Plan and the reservation of an aggregate of 3,000,000 shares of Common Stock for issuance pursuant to the 2012 Plan.

PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has engaged PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the fiscal year ending December 31, 2012, and is seeking ratification of the engagement by our stockholders at the Annual Meeting. PwC has audited our financial statements since the fiscal year ending December 31, 2004. Representatives of PwC are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Amended and Restated Bylaws nor other governing documents or law require stockholder ratification of the selection of PwC as our independent registered public accounting firm. However, the audit committee is submitting the selection of PwC to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain PwC. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

Audit and Non-Audit Fees

Aggregate fees for professional services rendered by PwC for the fiscal years ended December 31, 2011 and 2010 are set forth below. The aggregate fees included in the Audit Fees category are fees billed for each of these fiscal years for the audit of our annual financial statements and review of financial statements included in the Company’s Quarterly Reports on Form 10-Q and for services provided in connection with statutory and regulatory filings or engagements. The aggregate fees included in each of the other categories are fees billed in the fiscal years.

Aggregate fees incurred by PwC for professional services rendered to the Company from January 1, 2010 through December 31, 2011:

	Fiscal Year 2011	Fiscal Year 2010
Audit Fees	$537,743	$626,185
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees	$3,500	$3,030

Total	$541,243	$629,215

Audit Fees for the fiscal years ended December 31, 2011 and 2010 were for professional services rendered for the audits of the annual financial statements of the Company included in the Company’s Form 10-K and quarterly review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q. Audit Fees for the fiscal year ended December 31, 2011 also included review of a SEC comment letter. Audit Fees for the fiscal year ended December 31, 2010 included services provided by PwC related to the filing of a Form S-8 in November 2010 and Form 8-K/A in October 2010.

There were no fees for services rendered by PwC that fall into the classification of Audit-Related Fees for the fiscal years ended December 31, 2011 or 2010.

There were no fees for services rendered by PwC that fall into the classification of Tax Fees for the fiscal years ended December 31, 2011 and 2010.

All Other Fees for the fiscal year ended December 31, 2011 included license fees for accounting and financial reporting literature databases. All Other Fees for the fiscal year ended December 31, 2010 included license fees for accounting and financial reporting literature databases.

Policy on Audit Committee Preapproval of Audit and Permissible Non-audit Services of the Independent Registered Public Accounting Firm

As specified in the audit committee charter, the audit committee pre-approves all audit and non-audit services provided by the independent registered public accounting firm prior to the receipt of such services. The audit committee charter is posted on our website at http://www.diadexus.com under the headings “Investors — Corporate Governance — Audit Committee Charter.” The audit committee considered whether the non-audit services rendered by PwC were compatible with maintaining PwC’s independence under applicable SEC rules.

The Board unanimously recommends that the stockholders vote “FOR” Proposal 3 to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of diaDexus, Inc. for the fiscal year ending December 31, 2012.

AUDIT COMMITTEE REPORT

The primary purpose of the audit committee is to oversee our accounting and financial reporting processes and the audits of the financial statements of the Company. The audit committee’s functions are more fully described in its charter, which is posted on our website at http://www.diadexus.com under the headings “Investors — Corporate Governance — Audit Committee Charter.” Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management the Company’s audited financial statements as of and for the fiscal year ended December 31, 2011.

The audit committee has discussed with PwC, the Company’s independent registered public accounting firm, the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”). In addition, the audit committee discussed with PwC its independence, and received from PwC the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence. Finally, the audit committee discussed with PwC, with and without management present, the scope and results of PwC’s audit of such financial statements.

Based on these reviews and discussions, the audit committee has recommended to our Board that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the SEC. The audit committee also has engaged PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2012 and is seeking ratification of such selection by the stockholders.

Audit Committee:

Andrew Galligan, Chairman

James P. Panek

Charles W. Patrick

March 13, 2012

STOCKHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

In accordance with SEC Rule 14a-8, in order for stockholder proposals intended to be presented at the 2013 Annual Meeting of Stockholders to be eligible for inclusion in our proxy statement and the form of proxy for such meeting, they must be received by us at our executive offices in South San Francisco, California, before December 13, 2012. For stockholder proposals intended to be presented at the 2013 Annual Meeting of Stockholders but not intended to be included in our proxy statement and the form of proxy for such meeting, they must be received by us at our executive offices in South San Francisco, California, between January 17, 2013 and February 16, 2013. You are also advised to review our Amended and Restated Bylaws, which contain additional requirements about advance notice of stockholder proposals. The Board of Directors has not determined the date of the 2013 Annual Meeting of Stockholders, but does not currently anticipate that the date will be changed by more than 30 calendar days from the date of this year’s Annual Meeting.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

A copy of our Annual Report on Form 10-K for the year ended December 31, 2011, filed on March 15, 2012, which includes certain financial information about the Company, is enclosed with this Proxy Statement. Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 as filed with the SEC (exclusive of exhibits and documents incorporated by reference), may also be obtained without charge by directing written requests to: diaDexus, Inc., Attention: Jean-Frédéric Viret, Chief Financial Officer, 349 Oyster Point Boulevard, South San Francisco, CA 94080. Copies of exhibits filed with and documents incorporated by reference in the Annual Report on Form 10-K will be furnished to stockholders upon written request and payment of the Company’s reasonable expense in connection with the furnishing of such documents. You may also obtain the Annual Report on Form 10-K over the Internet at the SEC’s website, http://www.sec.gov, or at http://investors.diadexus.com/annuals.cfm.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

Unless contrary instructions are received, the SEC allows us to send a single copy of the Annual Report, Proxy Statement and Notice of Annual Meeting to any household at which two or more stockholders reside if we reasonably believe the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process is known as “householding” and helps reduce the volume of duplicate information received at a single household, which reduces costs and expenses borne by us.

If you received only a single set of proxy materials and would like to receive a separate set of materials, follow the instructions described below and we will deliver another set to you promptly. Similarly, if you share an address with another stockholder(s) and you would like to receive only a single set of our annual disclosure documents in the future, follow the instructions below:

1. If your shares are registered in your own name, please contact our transfer agent by writing to them at Computershare Shareowner Services LLC ,P.O. Box 358015 ,Pittsburgh, PA 15252 ,Toll Free Number (800) 851-9677, Outside the U.S. (201) 680-6578, Hearing Impaired (800)-231-5469, TDD International Shareholders (201)-680-6610, Internet address: www.bnymellon.com/shareowner.

2. If a bank, broker or other nominee holds your shares in “street name,” please contact your bank, broker or other nominee directly.

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

Our Board knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders which may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments or postponements thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interest of the Company.

By Order of the Board of Directors.

    /s/ Brian E. Ward

Brian E. Ward

President & Chief Executive Officer

South San Francisco, California

April 12, 2012

APPENDIX A

DIADEXUS, INC.

2012 EQUITY INCENTIVE AWARD PLAN

ARTICLE 1.

PURPOSE

The purpose of the diaDexus, Inc. 2012 Equity Incentive Award Plan (as it may be amended or restated from time to time, the “Plan”) is to promote the success and enhance the value of diaDexus, Inc. (the “Company”) by linking the individual interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 13. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 13.6, or as to which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

2.2 “Affiliate” shall mean any Subsidiary.

2.3 “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

2.4 “Award” shall mean an Option, a Restricted Stock award, a Restricted Stock Unit award, a Performance Award, a Dividend Equivalents award, a Deferred Stock award, a Deferred Stock Unit award, a Stock Payment award or a Stock Appreciation Right, which may be awarded or granted under the Plan (collectively, “Awards”).

2.5 “Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.

2.6 “Award Limit” shall mean with respect to Awards that shall be payable in Shares or in cash, as the case may be, the respective limit set forth in Section 3.3.

2.7 “Board” shall mean the Board of Directors of the Company.

2.8 “Change in Control” shall mean and includes each of the following:

(a) A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.8(a) or Section 2.8(c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i) Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii) After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.8(c)(ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d) The Company’s stockholders approve a liquidation or dissolution of the Company.

In addition, if a Change in Control constitutes a payment event or a toggle event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award must also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) to the extent required by Section 409A.

The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

2.9 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder.

2.10 “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 13.1.

2.11 “Common Stock” shall mean the common stock of the Company.

2.12 “Company” shall have the meaning set forth in Article 1.

2.13 “Consultant” shall mean any consultant or adviser engaged to provide services to the Company or any Affiliate that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

2.14 “Covered Employee” shall mean any Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

2.15 “Deferred Stock” shall mean a right to receive Shares awarded under Section 10.4.

2.16 “Deferred Stock Unit” shall mean a right to receive Shares awarded under Section 10.5.

2.17 “Director” shall mean a member of the Board, as constituted from time to time.

2.18 “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 10.2.

2.19 “DRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.20 “Effective Date” shall mean the date the Plan is approved by the Board, subject to approval of the Plan by the Company’s stockholders.

2.21 “Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Committee.

2.22 “Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or of any Affiliate.

2.23 “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

2.24 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.25 “Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:

(a) If the Common Stock is listed on any (i) established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) national market system or (iii) automated quotation system on which the Shares are listed, quoted or traded, its Fair Market Value shall be the closing sales price for a share of Common Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Common Stock on the date in question, the closing sales price for a share of Common Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b) If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Common Stock on such date, the high bid and low asked prices for a share of Common Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c) If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

2.26 “Greater Than 10% Stockholder” shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).

2.27 “Holder” shall mean a person who has been granted an Award.

2.28 “Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

2.29 “Non-Employee Director” shall mean a Director of the Company who is not an Employee.

2.30 “Non-Employee Director Equity Compensation Policy” shall have the meaning set forth in Section 4.6.

2.31 “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option.

2.32 “Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 6. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.

2.33 “Option Term” shall have the meaning set forth in Section 6.4.

2.34 “Parent” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities ending with the Company if each of the entities other than the Company beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.35 “Performance Award” shall mean a cash bonus award, stock bonus award, performance award or incentive award that is paid in cash, Shares or a combination of both, awarded under Section 10.1.

2.36 “Performance-Based Compensation” shall mean any compensation that is intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.37 “Performance Criteria” shall mean the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:

(a) The Performance Criteria that shall be used to establish Performance Goals are limited to the following: (i) net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation and (D) amortization); (ii) gross or net sales or revenue; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit; (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital; (ix) return on stockholders’ equity; (x) total stockholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs; (xiv) funds from operations; (xv) expenses; (xvi) working capital; (xvii) earnings per share; (xviii) adjusted earnings per share; (xix) price per share of Common Stock; (xx) regulatory body approval for commercialization of a product; (xxi) implementation or completion of critical projects; (xxii) market share; and (xxiii) economic value, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

(b) The Administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xix) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions. For all Awards intended to qualify as Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

2.38 “Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit or an individual. The achievement of each Performance Goal shall be determined, to the extent applicable, with reference to Applicable Accounting Standards.

2.39 “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, and the payment of, an Award.

2.40 “Performance Stock Unit” shall mean a Performance Award awarded under Section 10.1 which is denominated in units of value including dollar value of shares of Common Stock.

2.41 “Permitted Transferee” shall mean, with respect to a Holder, any “family member” of the Holder, as defined under the instructions to use the Form S-8 Registration Statement under the Securities Act, after taking into account any state, federal, local or foreign tax and securities laws applicable to transferable Awards.

2.42 “Plan” shall have the meaning set forth in Article 1.

2.43 “Prior Plans” shall mean the VaxGen, Inc. Amended and Restated 1996 Stock Option Plan, the VaxGen, Inc. Amended and Restated 1998 Director Stock Option Plan and the non-plan option agreements entered into with each of Myron Levine, Michael Richey, Jean-Frédéric Viret and Brian Ward.

2.44 “Program” shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.

2.45 “Restricted Stock” shall mean Common Stock awarded under Article 8 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.46 “Restricted Stock Units” shall mean the right to receive Shares awarded under Article 9.

2.47 “Securities Act” shall mean the Securities Act of 1933, as amended.

2.48 “Shares” shall mean shares of Common Stock.

2.49 “Stock Appreciation Right” shall mean a stock appreciation right granted under Article 11.

2.50 “Stock Appreciation Right Term” shall have the meaning set forth in Section 11.4.

2.51 “Stock Payment” shall mean (a) a payment in the form of Shares, or (b) an option or other right to purchase Shares, as part of a bonus, deferred compensation or other arrangement, awarded under Section 10.3.

2.52 “Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.53 “Substitute Award” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

2.54 “Termination of Service” shall mean:

(a) As to a Consultant, the time when the engagement of a Holder as a Consultant to the Company or an Affiliate is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Affiliate.

(b) As to a Non-Employee Director, the time when a Holder who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Affiliate.

(c) As to an Employee, the time when the employee-employer relationship between a Holder and the Company or any Affiliate is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Affiliate.

The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to Terminations of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of the Program, the Award Agreement or otherwise, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Affiliate employing or contracting with such Holder ceases to remain an Affiliate following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a) Subject to Section 14.2 and Section 3.1(b) the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan is the sum of (i) 3,000,000 Shares, (ii) any of the 1,685,492 Shares which as of March 31, 2012 are available for issuance under the Prior Plans and (iii) any of the 10,318,904 Shares that are subject to awards under the Prior Plans which are forfeited or lapse unexercised and which following March 31, 2012 are not issued under the Prior Plans; provided, however, no more than 15,004,396 Shares may be issued upon the exercise of Incentive Stock Options.

(b) If any Shares subject to an Award are forfeited or expire or such Award is settled for cash (in whole or in part), the Shares subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for future grants of Awards under the Plan. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 3.1(a) and will not be available for future grants of Awards: (i) Shares tendered by a Holder or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by the Holder or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (iv) Shares purchased on the open market with the cash proceeds from the exercise of Options. Any Shares repurchased by the Company under Section 8.4 at the same price paid by the Holder or a lower price so that such Shares are returned to the Company will again be available for Awards. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan.

(c) Substitute Awards shall not reduce the Shares authorized for grant under the Plan. Additionally, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.

3.2 Stock Distributed. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.

3.3 Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Section 14.2, the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one person during any calendar year shall be 2,000,000 and the maximum aggregate amount of cash that may be paid in cash to any one person during any calendar year with respect to one or more Awards payable in cash shall be $3,000,000. To the extent required by Section 162(m) of the Code, Shares subject to Awards which are canceled shall continue to be counted against the Award Limit.

ARTICLE 4.

GRANTING OF AWARDS

4.1 Participation. The Administrator may, from time to time, select from among all Eligible Individuals, those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. Except as provided in Section 4.6 regarding the grant of Awards pursuant to the Non-Employee Director Equity Compensation Policy, no Eligible Individual shall have any right to be granted an Award pursuant to the Plan.

4.2 Award Agreement. Each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for such Award, which may include the term of the Award, the provisions applicable in the event of the Holder’s Termination of Service, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award. Award Agreements evidencing Awards intended to qualify as Performance-Based Compensation shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

4.3 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.4 At-Will Employment; Voluntary Participation. Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Director or Consultant for, the Company or any Affiliate, or shall interfere with or restrict in any way the rights of the Company and any Affiliate, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Affiliate. Participation by each Holder in the Plan shall be voluntary and nothing in the Plan shall be construed as mandating that any Eligible Individual shall participate in the Plan.

4.5 Foreign Holders. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Affiliates operate or have Employees, Non-Employee Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Affiliates shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws or listing requirements of any such foreign securities exchange; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign securities exchange. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Code, the Exchange Act, the Securities Act, any other securities law or governing statute, the rules of the securities exchange or automated quotation system on which the Shares are listed, quoted or traded or any other applicable law. For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws, rules, regulations and taxes of any applicable jurisdiction other than the United States or a political subdivision thereof.

4.6 Non-Employee Director Awards. The Administrator may, in its discretion, provide that Awards granted to Non-Employee Directors shall be granted pursuant to a written non-discretionary formula established by the Administrator (the “Non-Employee Director Equity Compensation Policy”), subject to the limitations of the Plan. The Non-Employee Director Equity Compensation Policy shall set forth the type of Award(s) to be granted to Non-Employee Directors, the number of Shares to be subject to Non-Employee Director Awards, the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Administrator shall determine in its discretion. The Non-Employee Director Equity Compensation Policy may be modified by the Administrator from time to time in its discretion.

4.7 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

ARTICLE 5.

PROVISIONS APPLICABLE TO AWARDS INTENDED TO QUALIFY AS

PERFORMANCE-BASED COMPENSATION.

5.1 Purpose. The Committee, in its sole discretion, may determine at the time an Award is granted or at any time thereafter whether such Award is intended to qualify as Performance-Based Compensation. If the Committee, in its sole discretion, decides to grant such an Award to an Eligible Individual that is intended to qualify as Performance-Based Compensation, then the provisions of this Article 5 shall control over any contrary provision contained in the Plan. The Administrator may in its sole discretion grant Awards to other Eligible Individuals that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 5 and that are not intended to qualify as Performance-Based Compensation. Unless otherwise specified by the Administrator at the time of grant, the Performance Criteria with respect to an Award intended to be Performance-Based Compensation payable to a Covered Employee shall be determined on the basis of Applicable Accounting Standards.

5.2 Applicability. The grant of an Award to an Eligible Individual for a particular Performance Period shall not require the grant of an Award to such Individual in any subsequent Performance Period and the grant of an Award to any one Eligible Individual shall not require the grant of an Award to any other Eligible Individual in such period or in any other period.

5.3 Types of Awards. Notwithstanding anything in the Plan to the contrary, the Committee may grant any Award to an Eligible Individual intended to qualify as Performance-Based Compensation, including, without limitation, Restricted Stock the restrictions with respect to which lapse upon the attainment of specified

Performance Goals, Restricted Stock Units that vest and become payable upon the attainment of specified Performance Goals and any Performance Awards described in Article 10 that vest or become exercisable or payable upon the attainment of one or more specified Performance Goals.

5.4 Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted to one or more Eligible Individuals which is intended to qualify as Performance-Based Compensation, no later than 90 days following the commencement of any Performance Period or any designated fiscal period or period of service (or such earlier time as may be required under Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Eligible Individuals, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period based on the Performance Criteria, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned under such Awards, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant, including the assessment of individual or corporate performance for the Performance Period.

5.5 Payment of Performance-Based Awards. Unless otherwise provided in the applicable Program or Award Agreement or pursuant to Section 14.2 and only to the extent otherwise permitted by Section 162(m)(4)(C) of the Code, as to an Award that is intended to qualify as Performance-Based Compensation, the Holder must be employed by the Company or an Affiliate throughout the Performance Period. Unless otherwise provided in the applicable Performance Goals, Program or Award Agreement, a Holder shall be eligible to receive payment pursuant to such Awards for a Performance Period only if and to the extent the Performance Goals for such period are achieved.

5.6 Additional Limitations. Notwithstanding any other provision of the Plan and except as otherwise determined by the Administrator, any Award which is granted to an Eligible Individual and is intended to qualify as Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code or any regulations or rulings issued thereunder that are requirements for qualification as Performance-Based Compensation, and the Plan, the Program and the Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 6.

GRANTING OF OPTIONS

6.1 Granting of Options to Eligible Individuals. The Administrator is authorized to grant Options to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine which shall not be inconsistent with the Plan.

6.2 Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) of the Company. No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Holder, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code. To the extent that the aggregate Fair Market Value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any subsidiary or parent corporation thereof (each as defined in Section 424(f) and (e) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the Fair Market Value of stock shall be determined as of the time the respective options were granted.

6.3 Option Exercise Price. Except as provided in Article 14, the exercise price per Share subject to each Option shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

6.4 Option Term. The term of each Option (the “Option Term”) shall be set by the Administrator in its sole discretion; provided, however, that the Option Term shall not be more than ten (10) years from the date the Option is granted, or five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Options, which time period may not extend beyond the last day of the Option Term. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder, the Administrator may extend the Option Term of any outstanding Option, may extend the time period during which vested Options may be exercised following any Termination of Service of the Holder, and may amend any other term or condition of such Option relating to such a Termination of Service.

6.5 Option Vesting.

(a) The period during which the right to exercise, in whole or in part, an Option vests in the Holder shall be set by the Administrator and the Administrator may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Affiliate, any of the Performance Criteria, or any other criteria selected by the Administrator.

(b) No portion of an Option which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the Program, the Award Agreement or by action of the Administrator following the grant of the Option.

6.6 Substitute Awards. Notwithstanding the foregoing provisions of this Article 6 to the contrary, in the case of an Option that is a Substitute Award, the price per share of the shares subject to such Option may be less than the Fair Market Value per share on the date of grant; provided that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

6.7 Substitution of Stock Appreciation Rights. The Administrator may provide in the applicable Program or the Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided that such Stock Appreciation Right shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable, and shall also have the same exercise price, vesting schedule and remaining Option Term as the substituted Option.

ARTICLE 7.

EXERCISE OF OPTIONS

7.1 Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of shares.

7.2 Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;

(b) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations, the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded or any other applicable law. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c) In the event that the Option shall be exercised pursuant to Section 12.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the Administrator; and

(d) Full payment of the exercise price and applicable withholding taxes to the stock administrator of the Company for the shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Section 12.1 and 12.2.

7.3 Notification Regarding Disposition. The Holder shall give the Company prompt written or electronic notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the transfer of such shares to such Holder.

ARTICLE 8.

AWARD OF RESTRICTED STOCK

8.1 Award of Restricted Stock.

(a) The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

(b) The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by applicable law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

8.2 Rights as Stockholders. Subject to Section 8.4, upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said shares, subject to the restrictions in the applicable Program or in each individual Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the Shares shall be subject to the restrictions set forth in Section 8.3.

8.3 Restrictions. All shares of Restricted Stock (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of the applicable Program or in each individual Award Agreement, be subject to such restrictions and vesting requirements as the Administrator shall provide. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Administrator, including, without limitation, criteria based on the Holder’s duration of employment, directorship or consultancy with the Company, the Performance Criteria, Company performance, individual performance or other criteria selected by the Administrator. By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of the Program or the Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

8.4 Repurchase or Forfeiture of Restricted Stock. Except as otherwise determined by the Administrator at the time of the grant of the Award or thereafter, if no price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration. If a price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Restricted Stock or such other amount as may be specified in the Program or the Award Agreement. Notwithstanding the foregoing, the Administrator in its sole discretion may provide that in the event of certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service or any other event, the Holder’s rights in unvested Restricted Stock shall not lapse, such Restricted Stock shall vest and, if applicable, the Company shall not have a right of repurchase.

8.5 Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing shares of Restricted Stock must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. The Company may, in it sole discretion, (a) retain physical possession of any stock certificate evidencing shares of Restricted Stock until the restrictions thereon shall have lapsed and/or (b) require that the stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Holder deliver a stock power, endorsed in blank, relating to such Restricted Stock.

8.6 Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

ARTICLE 9.

AWARD OF RESTRICTED STOCK UNITS

9.1 Grant of Restricted Stock Units. The Administrator is authorized to grant Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator.

9.2 Term. Except as otherwise provided herein, the term of a Restricted Stock Unit award shall be set by the Administrator in its sole discretion.

9.3 Purchase Price. The Administrator shall specify the purchase price, if any, to be paid by the Holder to the Company with respect to any Restricted Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by applicable law.

9.4 Vesting of Restricted Stock Units. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Holder’s duration of service to the Company or any Affiliate, one or more Performance Criteria, Company performance, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Administrator.

9.5 Maturity and Payment. At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Holder (if permitted by the applicable Award Agreement); provided that, except as otherwise determined by the Administrator, set forth in any applicable Award Agreement, and subject to compliance with Section 409A of the Code, in no event shall the maturity date relating to each Restricted Stock Unit occur following the later of (a) the 15th day of the third month following the end of calendar year in which the Restricted Stock Unit vests; or (b) the 15th day of the third month following the end of the Company’s fiscal year in which the Restricted Stock Unit vests. On the maturity date, the Company shall, subject to Section 12.4(e), transfer to the Holder one unrestricted, fully transferable share of Common Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or in the sole discretion of the Administrator, an amount in cash equal to the Fair Market Value of such shares on the maturity date or a combination of cash and Common Stock as determined by the Administrator.

9.6 Payment upon Termination of Service. An Award of Restricted Stock Units shall only be payable while the Holder is an Employee, a Consultant or a member of the Board, as applicable; provided, however, that the Administrator, in its sole and absolute discretion may provide (in an Award Agreement or otherwise) that a Restricted Stock Unit award may be paid subsequent to a Termination of Service in certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service.

9.7 No Rights as a Stockholder. Unless otherwise determined by the Administrator, a Holder who is awarded Restricted Stock Units shall possess no incidents of ownership with respect to the Shares represented by such Restricted Stock Units, unless and until the same are transferred to the Holder pursuant to the terms of this Plan and the Award Agreement.

9.8 Dividend Equivalents. Subject to Section 10.2, the Administrator may, in its sole discretion, provide that Dividend Equivalents shall be earned by a Holder of Restricted Stock Units based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date an Award of Restricted Stock Units is granted to a Holder and the maturity date of such Award.

ARTICLE 10.

AWARD OF PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, STOCK PAYMENTS, DEFERRED STOCK, DEFERRED STOCK UNITS

10.1 Performance Awards.

(a) The Administrator is authorized to grant Performance Awards, including Awards of Performance Stock Units, to any Eligible Individual and to determine whether such Performance Awards shall be Performance-Based Compensation. The value of Performance Awards, including Performance Stock Units, may be linked to any one or more of the Performance Criteria or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Performance Awards, including Performance Stock Unit awards may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Administrator.

(b) Without limiting Section 10.1(a), the Administrator may grant Performance Awards to any Eligible Individual in the form of a cash bonus payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Any such bonuses paid to a Holder which are intended to be Performance-Based Compensation shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Article 5.

10.2 Dividend Equivalents.

(a) Dividend Equivalents may be granted by the Administrator based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date an Award is granted to a Holder and the date such Award vests, is exercised, is distributed or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Administrator.

(b) Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.

10.3 Stock Payments. The Administrator is authorized to make Stock Payments to any Eligible Individual. The number or value of shares of any Stock Payment shall be determined by the Administrator and may be based upon one or more Performance Criteria or any other specific criteria, including service to the Company or any Affiliate, determined by the Administrator. Shares underlying a Stock Payment which is subject to a vesting schedule or other conditions or criteria set by the Administrator will not be issued until those conditions have been satisfied. Unless otherwise provided by the Administrator, a Holder of a Stock Payment shall have no rights as a Company stockholder with respect to such Stock Payment until such time as the Stock Payment has vested and the Shares underlying the Award have been issued to the Holder. Stock Payments may, but are not required to, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Eligible Individual.

10.4 Deferred Stock. The Administrator is authorized to grant Deferred Stock to any Eligible Individual. The number of shares of Deferred Stock shall be determined by the Administrator and may (but is not required to) be based on one or more Performance Criteria or other specific criteria, including service to the Company or any Affiliate, as the Administrator determines, in each case on a specified date or dates or over any period or periods determined by the Administrator. Shares underlying a Deferred Stock award which is subject to a vesting schedule or other conditions or criteria set by the Administrator will be issued on the vesting date(s) or date(s) that those conditions and criteria have been satisfied, as applicable. Unless otherwise provided by the Administrator, a Holder of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Award has vested and any other applicable conditions and/or criteria have been satisfied and the Shares underlying the Award have been issued to the Holder.

10.5 Deferred Stock Units. The Administrator is authorized to grant Deferred Stock Units to any Eligible Individual. The number of Deferred Stock Units shall be determined by the Administrator and may (but is not required to) be based on one or more Performance Criteria or other specific criteria, including service to the Company or any Affiliate, as the Administrator determines, in each case on a specified date or dates or over any period or periods determined by the Administrator. Each Deferred Stock Unit shall entitle the Holder thereof to receive one share of Common Stock on the date the Deferred Stock Unit becomes vested or upon a specified settlement date thereafter (which settlement date may (but is not required to) be the date of the Holder’s Termination of Service). Shares underlying a Deferred Stock Unit award which is subject to a vesting schedule or other conditions or criteria set by the Administrator will not be issued until on or following the date that those conditions and criteria have been satisfied. Unless otherwise provided by the Administrator, a Holder of Deferred Stock Units shall have no rights as a Company stockholder with respect to such Deferred Stock Units until such time as the Award has vested and any other applicable conditions and/or criteria have been satisfied and the Shares underlying the Award have been issued to the Holder.

10.6 Term. The term of a Performance Award, Dividend Equivalent award, Stock Payment award, Deferred Stock award and/or Deferred Stock Unit award shall be set by the Administrator in its sole discretion.

10.7 Purchase Price. The Administrator may establish the purchase price of a Performance Award, shares distributed as a Stock Payment award, shares of Deferred Stock or shares distributed pursuant to a Deferred Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by applicable law.

10.8 Termination of Service. A Performance Award, Stock Payment award, Dividend Equivalent award, Deferred Stock award and/or Deferred Stock Unit award is distributable only while the Holder is an Employee, Director or Consultant, as applicable. The Administrator, however, in its sole discretion may provide that the Performance Award, Dividend Equivalent award, Stock Payment award, Deferred Stock award and/or Deferred Stock Unit award may be distributed subsequent to a Termination of Service in certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service.

ARTICLE 11.

AWARD OF STOCK APPRECIATION RIGHTS

11.1 Grant of Stock Appreciation Rights.

(a) The Administrator is authorized to grant Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine consistent with the Plan.

(b) A Stock Appreciation Right shall entitle the Holder (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Stock Appreciation Right from the Fair Market Value on the date of exercise of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose. Except as described in (c) below or in Section 14.2, the exercise price per Share subject to each Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value on the date the Stock Appreciation Right is granted.

(c) Notwithstanding the foregoing provisions of Section 11.1(b) to the contrary, in the case of an Stock Appreciation Right that is a Substitute Award, the price per share of the shares subject to such Stock Appreciation Right may be less than 100% of the Fair Market Value per share on the date of grant; provided that the excess of: (i) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (ii) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

11.2 Stock Appreciation Right Vesting.

(a) The period during which the right to exercise, in whole or in part, a Stock Appreciation Right vests in the Holder shall be set by the Administrator and the Administrator may determine that a Stock Appreciation Right may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Affiliate, or any other criteria selected by the Administrator. At any time after grant of a Stock Appreciation Right, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which a Stock Appreciation Right vests.

(b) No portion of a Stock Appreciation Right which is unexercisable at Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the applicable Program or Award Agreement or by action of the Administrator following the grant of the Stock Appreciation Right.

11.3 Manner of Exercise. All or a portion of an exercisable Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the stock administrator of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Stock Appreciation Right, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Stock Appreciation Right or such portion of the Stock Appreciation Right;

(b) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance; and

(c) In the event that the Stock Appreciation Right shall be exercised pursuant to this Section 11.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Stock Appreciation Right.

11.4 Stock Appreciation Right Term. The term of each Stock Appreciation Right (the “Stock Appreciation Right Term”) shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than ten (10) years from the date the Stock Appreciation Right is granted. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Stock Appreciation Rights, which time period may not extend beyond the expiration date of the Stock Appreciation Right Term. Except as limited by the requirements of Section 409A of the Code and regulations and rulings thereunder, the Administrator may extend the Stock Appreciation Right Term of any outstanding Stock Appreciation Right, may extend the time period during which vested Stock Appreciation Rights may be exercised following any Termination of Service of the Holder, and may amend any other term or condition of such Stock Appreciation Right relating to such a Termination of Service.

11.5 Payment. Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 11 shall be in cash, Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.

ARTICLE 12.

ADDITIONAL TERMS OF AWARDS

12.1 Payment. The Administrator shall determine the methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) or Shares held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Holder has placed a market sell order with a broker with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale, or (d) other form of legal consideration acceptable to the Administrator. The Administrator shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Holders. Notwithstanding any other provision of the Plan to the contrary, no Holder who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

12.2 Tax Withholding. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA or employment tax obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan. The Administrator may in its sole discretion and in satisfaction of the foregoing requirement allow a Holder to elect to have the Company withhold Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares which may be so withheld or surrendered shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

12.3 Transferability of Awards.

(a) Except as otherwise provided in Section 12.3(b):

(i) No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed;

(ii) No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence; and

(iii) During the lifetime of the Holder, only the Holder may exercise an Award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the

Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Holder’s will or under the then applicable laws of descent and distribution.

(b) Notwithstanding Section 12.3(a), the Administrator, in its sole discretion, may determine to permit a Holder to transfer an Award other than an Incentive Stock Option to any one or more Permitted Transferees, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award); and (iii) the Holder and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (C) evidence the transfer.

(c) Notwithstanding Section 12.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Holder, except to the extent the Plan, the Program and the Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married and resides in a community property state, a designation of a person other than the Holder’s spouse as his or her beneficiary with respect to more than 50% of the Holder’s interest in the Award shall not be effective without the prior written or electronic consent of the Holder’s spouse. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time; provided that the change or revocation is filed with the Administrator prior to the Holder’s death.

12.4 Conditions to Issuance of Shares.

(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such shares is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded, and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Holder make such reasonable covenants, agreements, and representations as the Board or the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

(b) All Share certificates delivered pursuant to the Plan and all shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state, or foreign securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted, or traded. The Administrator may place legends on any Share certificate or book entry to reference restrictions applicable to the Shares.

(c) The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

(d) No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding down.

(e) Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any applicable law, rule or regulation, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

12.5 Forfeiture and Claw-Back Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in an Award Agreement or otherwise, or to require a Holder to agree by separate written or electronic instrument, that:

(a)(i) Any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Shares underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (x) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (y) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (z) the Holder incurs a Termination of Service for “cause” (as such term is defined in the sole discretion of the Administrator, or as set forth in a written agreement relating to such Award between the Company and the Holder); and

(b) All Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

12.6 Repricing. Subject to Section 14.2, the Administrator shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding award, in whole or in part, to increase or reduce the price per share or to cancel and replace an Award, in whole or in part, with a cash payment or the grant of an Award having a price per share that is less than, greater than or equal to the price per share of the original Award.

ARTICLE 13.

ADMINISTRATION

13.1 Administrator. The Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein) and, unless otherwise determined by the Board, shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as both a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule, an “outside director” for purposes of Section 162(m) of the Code and an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded; provided that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 13.l or otherwise provided in any charter of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written or electronic notice to the Board. Vacancies in the

Committee may only be filled by the Board. Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and, with respect to such Awards, the terms “Administrator” and “Committee” as used in the Plan shall be deemed to refer to the Board and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 13.6.

13.2 Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan, the Program and the Award Agreement, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent therewith, to interpret, amend or revoke any such rules and to amend any Program or Award Agreement; provided that the rights or obligations of the Holder of the Award that is the subject of any such Program or Award Agreement are not affected materially and adversely by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 14.10. Any such grant or award under the Plan need not be the same with respect to each Holder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or any successor rule, or Section 162(m) of the Code, or any regulations or rules issued thereunder, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.

13.3 Action by the Committee. Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

13.4 Authority of Administrator. Subject to the Company’s Bylaws, the Committee’s Charter and any specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:

(a) Designate Eligible Individuals to receive Awards;

(b) Determine the type or types of Awards to be granted to each Eligible Individual;

(c) Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any performance criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Holder;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement;

(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan; and

(k) Accelerate wholly or partially the vesting or lapse of restrictions of any Award or portion thereof at any time after the grant of an Award, subject to whatever terms and conditions it selects and Section 14.2(d).

13.5 Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

13.6 Delegation of Authority. To the extent permitted by applicable law or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to Article 13; provided, however, that in no event shall an officer of the Company be delegated the authority to grant awards to, or amend awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Section 162(m) of the Code and applicable securities laws or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 13.6 shall serve in such capacity at the pleasure of the Board and the Committee.

ARTICLE 14.

MISCELLANEOUS PROVISIONS

14.1 Amendment, Suspension or Termination of the Plan. Except as otherwise provided in this Section 14.1, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 14.2, increase the limits imposed in Section 3.1 on the maximum number of shares which may be issued under the Plan. Except as provided in Section 14.10, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, materially and adversely affect any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Award be granted under the Plan after the tenth (10th) anniversary of the Effective Date.

14.2 Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator may make equitable adjustments, if any, to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of shares which may be issued under the Plan, and adjustments of the Award Limit); (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards; (iii) the number and kind of shares of Common Stock (or other securities or property) for which automatic grants are subsequently to be made to new and continuing Non-Employee Directors pursuant to Section 4.6; (iv) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (v) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

(b) In the event of any transaction or event described in Section 14.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any Affiliate of the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations or accounting principles, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 14.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested;

(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii) To make adjustments in the number and type of shares of the Company’s stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Program or Award Agreement; and

(v) To provide that the Award cannot vest, be exercised or become payable after such event.

(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 14.2(a) and 14.2(b):

(i) The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted; and/or

(ii) The Administrator shall make such equitable adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of shares which may be issued under the Plan, and adjustments of the Award Limit). The adjustments provided under this Section 14.2(c) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company.

(d) In the event that the successor corporation in a Change in Control refuses to assume or substitute for the Award, the Administrator may, in its sole discretion, cause any or all of such Awards to become fully exercisable immediately prior to the consummation of such transaction and all forfeiture restrictions on any or all of such Awards to lapse. If an Award is exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator shall notify the Holder that the Award shall be fully exercisable for such period of time determined appropriate by the Administrator, contingent upon the occurrence of the Change in Control. Unless otherwise provided by the Administrator, any Awards which remain unexercised upon the occurrence of a Change in Control that are not assumed by a successor corporation shall terminate upon the consummation of such Change in Control.

(e) For the purposes of this Section 14.2, an Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each share of Common Stock subject to an Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

(f) The Administrator may, in its sole discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(g) With respect to Awards which are granted to Covered Employees and are intended to qualify as Performance-Based Compensation, no adjustment or action described in this Section 14.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify as Performance-Based Compensation, unless the Administrator determines that the Award should not so qualify. No adjustment or action described in this Section 14.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions.

(h) The existence of the Plan, the Program, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(i) In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of thirty (30) days prior to the consummation of any such transaction.

14.3 Approval of Plan by Stockholders. The Plan will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan. Awards may be granted or awarded prior to such stockholder approval; provided that such Awards shall not be exercisable, shall not vest and the restrictions thereon shall not lapse and no shares of Common Stock shall be issued pursuant thereto prior to the time when the Plan is approved by the stockholders; and provided, further, that if such approval has not been obtained at the end of said twelve (12) month period, all Awards previously granted or awarded under the Plan shall thereupon be canceled and become null and void.

14.4 No Stockholders Rights. Except as otherwise provided herein, a Holder shall have none of the rights of a stockholder with respect to shares of Common Stock covered by any Award until the Holder becomes the record owner of such shares of Common Stock.

14.5 Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.

14.6 Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Affiliate. Nothing in the Plan shall be construed to limit the right of the Company or any Affiliate: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Affiliate, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

14.7 Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to state, federal and foreign securities law and margin requirements), the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

14.8 Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

14.9 Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of California without regard to conflicts of laws thereof or of any other jurisdiction.

14.10 Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Program pursuant to which such Award is granted and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan, the Program and any Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Program and Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

14.11 No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders or any other persons uniformly.

14.12 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Affiliate.

14.13 Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

14.14 Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

14.15 Expenses. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

* * * * *

I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of diaDexus, Inc. on                     , 2012.

* * * * *

I hereby certify that the foregoing Plan was approved by the stockholders of diaDexus, Inc. on                     , 201    .

Executed on this      day of                     , 2012.

Corporate Secretary

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Important Notice Regarding the Availability of Proxy Materials

for the Stockholder Meeting To Be Held on May 17, 2012:

The Proxy Statement, form of proxy card and Annual Report on Form 10-K for the year ended December 31, 2011 are available at http://investors.diadexus.com/annuals.cfm.

diaDexus, Inc.

Please review the Proxy Statement and vote today by completing, signing, dating and returning the below proxy card in the postage-paid envelope provided, or mail it to: diaDexus, Inc., c/o Shareowner Services, P.O. Box 3550, South Hackensack, NJ 07606-9250.

20316

▼  FOLD AND DETACH HERE  ▼

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR ALL” ON PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3.	Please mark your votes as indicated in this example	☒

1.	ELECTION OF DIRECTORS Nominees:			FOR ALL	WITHHOLD FOR ALL	FOR ALL EXCEPT			FOR	AGAINST	ABSTAIN

01	Karen Drexler	05	Lori F. Rafield	☐	☐	☐	2.	To approve the 2012 Equity Incentive Award Plan and the reservation of an aggregate of 3,000,000 shares of Common stock for issuance pursuant to the 2012 Equity Incentive Award Plan.	☐	☐	☐
02	Andrew Galligan	06	Brian E. Ward
03	James P. Panek
04	Charles W. Patrick

INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “FOR ALL, EXCEPT” box above and write that nominee’s name(s) in the space provided below.							3.	To ratify the appointment of PricewaterhouseCoopers LLP as diaDexus, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2012.	☐	☐	☐

*Exceptions

The Board of Directors recommends that you vote “FOR ALL” on Proposal 1 and “FOR” Proposals 2 and 3.
	Mark Here for Address Change or Comments SEE REVERSE	☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
Signature	Signature	Date

▼ FOLD AND DETACH HERE ▼

PROXY SOLICITED BY THE BOARD OF DIRECTORS OF

DIADEXUS, INC.

2012 Annual Meeting of Stockholders – May 17, 2012

The undersigned hereby appoints Brian E. Ward and Jean- Frédéric Viret, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of diaDexus, Inc. common stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2012 Annual Meeting of Stockholders of diaDexus, Inc. to be held on May 17, 2012 at 1:00 p.m. local time at 349 Oyster Point Boulevard, South San Francisco, CA 94080, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting.

Address Change/Comments (Mark the corresponding box on the reverse side)
SHAREOWNER SERVICES P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)	20316